UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
(Amendment No. )

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☐	Solicitation Material Pursuant to Rule 14a-11(c) or rule 14a-12

Hemispherx Biopharma, Inc.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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August 10, 2015

Dear Stockholder:

You are cordially invited to attend Hemispherx Biopharma, Inc.’s Annual Meeting of Stockholders at the Embassy Suites Hotel, 1776 Benjamin Franklin Parkway, Philadelphia Pennsylvania 19103, on Wednesday, September 16, 2015 at 10:00 a.m. (local time).

Included with this letter is a Notice of the 2015 Annual Meeting of Stockholders and the proxy statement. Please review this material for information about the nominees named in the proxy statement for election as Directors and the Company’s appointed independent registered public accounting firm.

The Company is requesting the flexibility to allocate a part of the restricted shares of common stock, 60 million shares, so that we may achieve our goals related to manufacturing, R&D, clinical activities, regulatory approvals and sales. Such flexibility allows us to cover our operational expenses until such time as we can generate substantial revenues from sales. If we are able to reach a point where our operational expenses are covered by sales, we do not plan on utilizing the unrestricted shares for raising capital unless it is related to acquisitions or major expenditures, and with Board approval. The Board strongly believes it is appropriate to have further financial flexibility in light of several significant advancements over the past two years.

With regard to Alferon N Injection®, manufacturing facility construction is now complete and operational implementation of the facility is underway. While subject to a series of FDA approvals of the renovation and manufacturing upgrades, as well as numerous potential obstacles, we must prepare for the costs expected once manufacturing resumes in our expanded facility. Also, we believe that various investment opportunities may exist in other disease areas or geographic regions once we have a commercial stream of Alferon N available. For example, in Argentina Alferon N has been approved for all diseases in refractory uses, e.g., Hepatitis C, where the synthetic alpha interferons become refractory. An effort to obtain approval of the expanded therapeutic scope of Alferon N for other diseases treatable where patients become refractory with recombinant alpha interferons will be a priority for our natural interferon product. Having the critical flexibility of more common shares for fund raising purposes would allow us to:

•	Get our manufacturing facility into FDA compliance and up and running with regard to Alferon N Injection® and Ampligen®;

•	Support costs necessary to seek and gain FDA and/or EMA approvals for Ampligen® for CFS and for Ebola;

•
Provide additional working capital and money for operational activities, enhanced research and development and capital expenditures to procure raw materials, supplies, labor and other items for our New Brunswick manufacturing facility;

and/or

•
Potentially establish our own sales and marketing capability, expand our manufacturing capacity and conduct a complete market analysis, giving us the tools to brand our products and work with insurance companies to ensure reimbursement at launch.

Any or all of these potential uses of proceeds would be incorporated into a final fundraising plan that would be approved by the Board of Directors.

Accordingly, we ask that you approve Proposal No. 4, and authorize removal of restrictions from the requested 60 million shares.

Next, we would like to discuss our executive compensation practices, for purposes of asking for your favorable vote for the non-binding item known as “Say on Pay”. While non-binding, we are striving to seriously consider stockholder input and maintain an efficient executive compensation plan, all the while incentivizing accomplishment of our critical commercial goals. In the BioTech R&D industry, the development of sophisticated and complex immune therapies is, in and of its self, a complex and high risk undertaking requiring highly specialized and highly educated medical, scientific and business executives as a part of the team. These issues are further complicated by the risks and unpredictable timing associated with the government approvals required for commercial therapies. Our executive team has achieved through multitasking, at the very top, significant savings by taking on multiple executive roles and thereby achieving savings of hundreds of thousands of dollars per year for each of the key positions. For example, Thomas Equels serves as our top operational and executive officer under my direction, he is also our General Counsel who has not only supervised litigation activities but in certain cases actually tried cases, such as our successful jury verdict in the multi-million dollar claim brought by Midsouth in federal court in Atlanta, Georgia last year. He also has assumed all of the roles, except for Chief Accounting Officer, and the job descriptions of our former CFO/CAO and former Sr. VP for Finance, with no increase in compensation. Our Controller, Adam Pascale, CPA, similarly has assumed the additional role of Chief Accounting Officer, with a small but not material increase in compensation. These savings from executive multitasking alone can reasonably be estimated at over $500,000 annually. In the same vein, I serve as the company’s CEO and Chief Science Officer. I am also directly in charge of manufacturing and product research and development. Our team is hands on in all respects.

Further, both management and the Board have expressed a willingness to convert certain cash components of top executive performance and incentive bonuses to include a substantial stock component, in lieu of cash, assuming approval of the stock plan addressed below.

For all of these reasons, we respectfully ask for your favorable vote on “Say on Pay.”

Finally, one of the critical components in our future executive and employee compensation plan is to maximize long term incentives. That is best done using common stock, in lieu of cash, as a long term incentive. However, we do not have sufficient shares of common stock authorized in our existing plan to use common stock as an incentive in lieu of cash. Stock awards to executives require stockholder approval typically through a plan such as the existing one approved by you in 2009. We need you to authorize additional shares, 7,000,000, to this plan if we are to going to be able to use common stock as a component of performance and incentive bonuses instead of cash. To further strengthen the incentives, the plan will require all options to vest over a three year incremental term (current issued plan options vest after only one year); revise the definition of “change of control” to trigger accelerated vesting upon the consummation (rather than stockholder approval) of certain mergers, consolidations and sales of all or substantially all of our assets; and make it clearer that there is a “double trigger” required to accelerate vesting upon a change of control (i.e., in addition to the happening of a change of control, the holder of the option must be terminated other than for cause within a two year period after the change of control). Management and the Board are committed to renewing existing employment agreements to do so, providing sufficient shares are made available to achieve this goal. Accordingly we ask for your favorable vote on Proposal No. 5 in the proxy.

Details regarding Executive Officer and Director Compensation, corporate governance matters, and the business to be conducted at the Annual Meeting are also described in the enclosed materials.

Whether or not you plan to attend the annual meeting, please cast your vote, at your earliest convenience, as instructed in the Notice of Internet Availability of Proxy Materials or in the proxy card. Your vote is very important. Your vote before the annual meeting will ensure representation of your common shares at the annual meeting even if you are unable to attend. We look forward to sharing more information with you about Hemispherx Biopharma and the value of your investment at the annual meeting.

Sincerely,
/s/ William A. Carter
William A. Carter
Chief Executive Officer and Chairman of the Board

August 10, 2015
Dear Stockholder,

On behalf of Management and the Board of Directors of Hemispherx Biopharma, I would like to remind you regarding our Shareholder Open House (see our Press Release of July 27,2015 http://www.hemispherx.net/content/investor/default.asp?goto=832 ) at the Hemispherx Manufacturing and Development Center in New Brunswick, New Jersey on August 25, 2015 at 10:00 a.m. Our facility is located at 783 Jersey Ave, New Brunswick, NJ 08901, USA, GPS Coordinates: Latitude: 40.471614 | Longitude: -74.476833. We are pleased to present this opportunity to our stockholders as it gives us the chance to show our progress over the past two years. It is not uncommon for companies to talk about their accomplishments. But, as they say, ‘seeing is believing.’ Our progress toward completion of our upgraded manufacturing facility is a very significant milestone in our quest to transition from being solely a development stage company to a commercial company. I can say with pride that our hardworking team of doctors, scientists, manufacturing and business professionals have applied modern technology to make what we believe will be a breakthrough in the production of natural multi-species human alpha interferon. We want you, the owners, to see the fruits of our labors.

The facility has completed more than $8 million in equipment upgrades such as the new bioreactor systems. The total manufacturing upgrade investment is over $15 million. We anticipate that these Alferon upgrades will accommodate both a much higher volume production capacity and a far more cost effective manufacturing process for the production of Alferon N Injection®, the only FDA-approved natural alpha interferon. These improvements are critical for marketing a cost effective Alferon. Hemispherx believes that this “state of the art” technology will lead to lower expense, enhanced yields, real-time monitoring, flexibility for tailored batch sizes, and improved operational safety. The facility also houses the Company’s Ampligen® manufacturing facility. The progress we have made emphasizes the importance for the approval of the request to allocate and utilize already authorized shares for fund raising so our commercial success is not impeded by insufficient operating capital to finish and capitalize upon these great strides forward. Accordingly, I urge you to please vote in favor of Proposal #4 on the ballot.

The open house will begin with a brief welcome and presentation by me, your Executive Vice Chairman, Chief Financial Officer, Secretary and General Counsel. Afterwards, our top manufacturing executives will lead small groups on a guided tour. Our processes are confidential and proprietary. Due to security issues all attendees at the Shareholder Open House must RSVP in advance and provide basic personal information to obtain security clearance. Please contact Charles Jones at (305) 987-7418 or cjones@cjonespr.com. No photography will be allowed to protect our novel proprietary manufacturing processes and advanced applied technologies.

I look forward to meeting you at our plant and showing you, in tangible terms, what Hemispherx is doing to build shareholder value for your future.

Sincerely,

/s/ Thomas K. Equels
Thomas K. Equels
Secretary and Executive Vice Chairman of the Board

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON SEPTEMBER 16, 2015

This proxy statement and our 2014 Annual Report on Form 10-K and our March 31, 2015 Quarterly Report
on Form 10-Q 2015 are available at http://www.hemispherx.net/content/investor/annualmeeting.asp.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON SEPTEMBER 16, 2015

Date:	September 16, 2015

Time:	10:00 a.m., Eastern Daylight Savings Time.

Place:	Embassy Suites Hotel, 1776 Benjamin Franklin Parkway, Philadelphia Pennsylvania 19103.

Purposes:

1.	To elect five members to the Board of Directors of Hemispherx to serve until their respective successors are elected and qualified;

2.
To ratify the selection by Hemispherx’s Audit Committee of McGladrey LLP, independent registered public accountants, to audit the financial statements of Hemispherx for the year ending December 31, 2015;

3.	To approve, by non-binding vote, executive compensation;

4.	To permit the Board of Directors to allocate and utilize up to 60,000,000 shares of common stock for fundraising purposes to enhance financial flexibility;

5.	To approve the proposed amendment of the Hemispherx 2009 Equity Incentive Plan primarily to increase the number of shares authorized under the Plan; and

6.	To transact such other matters as may properly come before the meeting or any adjournment thereof.

Who Can Vote:	Stockholders of record at the close of business on Friday, August 4, 2015.

How Can You Vote:	You may cast your vote via mail, telephone or the Internet. You may also vote in person at the annual meeting.

Who May Attend:	All stockholders are cordially invited to attend the annual meeting.

By Order of the Board of Directors

\s\ Thomas K. Equels
Thomas K. Equels
Secretary and Executive Vice Chairman of the Board

Philadelphia, Pennsylvania
August 10, 2015

YOUR VOTE IS IMPORTANT

We urge you to promptly vote your shares
by completing, signing, dating and returning
your proxy card in the enclosed envelope, or
voting by Internet.

We encourage you to take advantage of Internet voting.
It is available 24 hours a day, 7 days a week
QUICKÇÇEASYÇÇIMMEDIATE

PROXY STATEMENT

HEMISPHERX BIOPHARMA, INC.
1617 JFK Boulevard
Philadelphia, Pennsylvania 19103

INTRODUCTION

This proxy statement is furnished in connection with the solicitation of proxies for use at the annual meeting of stockholders of Hemispherx Biopharma, Inc. (“Hemispherx”, “we” or “us”) to be held on Wednesday, September 16, 2015, and at any adjournments (the “Annual Meeting”). The accompanying proxy is solicited by the Board of Directors of Hemispherx and is revocable by the stockholder by notifying Hemispherx’s Corporate Secretary at any time before it is voted, or by voting in person at the Annual Meeting. This proxy statement and the accompanying proxy are being distributed to stockholders beginning on or about August 10, 2015. The principal executive offices of Hemispherx are located at 1617 JFK Boulevard, Suite 500, Philadelphia, Pennsylvania 19103, telephone (215) 988-0080.

Important Notice Regarding the Availability of Proxy Materials for
the 2015 Annual Meeting of Stockholders To Be Held on September 16, 2015

This proxy statement, our 2014 Annual Report on Form 10-K and our March 31, 2015 Quarterly Report on Form 10-Q are available electronically at http://www.hemispherx.net/content/investor/annualmeeting.asp.

Rules adopted by the Securities and Exchange Commission (“SEC”) allow companies to send stockholders a notice of Internet availability of proxy materials, rather than mail them full sets of proxy materials. This year, we chose to mail full packages of materials to stockholders. However, in the future we may take advantage of the Internet distribution option. If, in the future, we choose to send such notices, they would contain instructions on how stockholders can access our notice of annual meeting and proxy statement via the Internet. It would also contain instructions on how stockholders could request to receive their materials electronically or in printed form on a one-time or ongoing basis.

PROXY SOLICITATION AND COSTS

Hemispherx has borne the cost of preparing, assembling and mailing this proxy solicitation material along with related communication with stockholders. Hemispherx may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to beneficial owners. Proxies may be solicited by certain of Hemispherx’s Directors, Officers and employees, without additional compensation, personally, by telephone or by facsimile. We have hired the firm of Morrow & Company LLC to assist in the solicitation of proxies on behalf of the Board of Directors. Morrow & Company LLC has agreed to perform this service for a proposed fee of $9,000 plus out-of-pocket expenses. The total estimated cost of this solicitation is approximately $75,000.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

Why am I receiving these proxy materials?

You received these proxy materials because you are a Stockholder of the Company. The Board is providing these proxy materials to you in connection with the Company’s Annual Meeting to be held on September 16, 2015. As a Stockholder of the

Company, you are entitled to vote on the important proposals described in this proxy statement. Since it is not practical for all Stockholders to attend the Annual Meeting and vote in person, the Board is seeking your proxy to vote on these matters.

What is a proxy?

A proxy is your legal designation of another person (“proxy”) to vote the common shares you own at the Annual Meeting. By completing and returning the proxy card(s), which identifies the individuals or trustees authorized to act as your proxy, you are giving each of those individuals authority to vote your common shares as you have instructed. By voting via proxy, each Stockholder is able to cast his or her vote without having to attend the Annual Meeting in person.

Why did I receive more than one proxy card?

You will receive multiple proxy cards if you hold your common shares in different ways (e.g., different names, trusts, custodial accounts, joint tenancy, etc.) or in multiple accounts. If your common shares are held by a broker or bank (i.e., in “Street Name”), you will receive your proxy card and other voting information directly from your brokerage firm, bank, trust, or other nominee. It is important that you complete, sign, date and return each proxy card you receive, or vote using the telephone, or by using the Internet as described in the instructions included with your proxy card(s).

Do I have to attend the meeting to vote?

No. If you want to have your vote count at the meeting, but not actually attend the meeting in person, you may vote by granting a proxy or, for shares held in street name, by submitting voting instructions to your broker or nominee. In most instances, you will be able to do this over the Internet or by mail.

In the United States if you are not in possession of your voting proxy or instruction form, please contact your broker or bank for assistance in obtaining a duplicate control number.

Do Europeans holding Company Common Stock have to vote a different way?

Yes. Europeans must contact their custodian bank or broker directly as European banks and brokerage houses do not necessarily forward the Proxy materials to stockholders. As we are a Delaware corporation, there is no need for your bank or brokerage house to block your shares. Banks and brokerage houses simply need to certify the number of shares owned by their clients on August 4, 2015, the record date, and cast votes on your behalf by September 15, 2015 (7 p.m. US EDT).

The proxy materials are available at: http://www.hemispherx.net/content/investor/annualmeeting.asp.

What is the record date and what does it mean?

The Board established August 4, 2015 as the record date for the Annual Meeting of Stockholders to be held on September 16, 2015. Stockholders who own common shares of the Company at the close of business on the record date are entitled to notice of and to vote at the Annual Meeting.

What is the difference between a “Registered Stockholder” and a “Street Name Stockholder”?

These terms describe how your common shares are held. If your common shares are registered directly in your name with Continental Stock Transfer & Trust Company (“CST”), the Company’s transfer agent, you are a “Registered Stockholder”. If your common shares are held in the name of a brokerage, bank, trust, or other nominee as a custodian, you are a “Street Name Stockholder”.

How many common shares are entitled to vote at the Annual Meeting?

As of the record date, there were approximately 246,886,840 shares of common stock, par value $0.001 per share outstanding and entitled to vote at the Annual Meeting. Each share is entitled to one vote on all matters.

How many votes must be present to hold the Annual Meeting?

For the 2015 Annual Meeting, after consultation with our proxy advisory firm and due to low voter turnout experienced in the past, our Board of Directors has amended our By-Laws to reduce the quorum solely for our 2015 annual stockholders’ meeting from 50% to 40%. If we are unable to obtain a quorum at the Annual Meeting, it will need to be postponed. As a result, at least 40% of the Company’s outstanding common shares as of the August 4, 2015 record date must be present in person or by proxy in order for the Company to hold the Annual Meeting. This percentage of the Company’s outstanding common shares is referred to as a quorum.

For purposes of determining whether a quorum is present, each common share is deemed to entitle the holder to one vote per share. Properly signed proxies that are marked “abstain” are known as “abstentions.” Common shares that are held in street name and not voted on one or more of the items before the Annual Meeting, but are otherwise voted on at least one item, are known as “broker non-votes”. Proposal No. 2 is the only routine matter that may be voted on by brokers on this year’s ballot.

Both abstentions and broker non-votes are counted as shares present for the purpose of determining the presence of a quorum. Abstentions are also counted as shares present and entitled to be voted. Broker non-votes, however, are not counted as shares entitled to be voted with respect to the matter on which the broker has expressly not voted.

Who will count the votes?

An attorney from the office of Silverman Shin Byrne & Gilchrest PLLC, our securities counsel, or its designee, will determine if a quorum is present and will tabulate the votes and serve as the Company’s inspector of election at the Annual Meeting.

What vote is required to approve each proposal?

Each share of common stock is entitled to one vote on all matters. Abstentions, broker non-votes, and shares not in attendance and not voted at the Annual Meeting will not be counted as votes cast “for” or “against” a candidate and will have no effect with regard to the election of Directors in Proposal 1. However, because Proposals No. 2, 3, 4 and 5 are based on the affirmative vote of at least a majority of the shares represented and voting at the Annual Meeting at which a quorum is present, abstentions will have the same effect as votes against such proposals.

The five nominees in Proposal No. 1 receiving the highest number of votes cast by the holders of common stock represented and voting at the meeting will be elected as Hemispherx’s Directors and constitute the entire Board of Directors of Hemispherx.

The affirmative vote of at least a majority of the shares represented and voting at the Annual Meeting at which a quorum is present is necessary for approval of Proposals No. 2, 3, 4 and 5.

Although the advisory vote on Proposal No. 3 is non-binding, as provided by law, our Compensation Committee will review the results of the votes and consider this sentiment when determining future executive compensation.

Where will I be able to find voting results of the Annual Meeting?

The Company intends to announce preliminary voting results at the Annual Meeting and will publish final voting results in a Current Report on Form 8-K to be filed with the SEC within four business days after the Annual Meeting.

How do I vote my common shares?

If you are a Stockholder as of the record date, you can vote your shares in one of the following manners:

•	by completing, signing, dating, and returning the enclosed proxy card(s); or

•	by internet by following the instructions shown on the enclosed proxy card or voting form.

Registered Stockholders may vote in person by attending the Annual Meeting. If you are a street name Stockholder and you wish to vote at the Annual Meeting, you may do so by obtaining a “legal proxy” from your Broker. Accordingly, you would need to bring this legal proxy to the meeting in order to vote in person at the meeting.

Please refer to the specific instructions set forth on the proxy materials you received.

Can I change my vote after I have mailed in my proxy card(s) or submitted my vote using the Internet or telephone?

Yes, if you are a registered Stockholder, you can change your vote in any one of the following ways:

•	sending a written notice to the Corporate Secretary of the Company that is received prior to the Annual Meeting and stating that you revoke your proxy;

•	signing and dating a new proxy card(s) and submitting the proxy card(s) to the Company’s Corporate Secretary or CST so that it is received prior to the Annual Meeting;

•	voting by using the Internet prior to the Annual Meeting in accordance with the instructions provided with the proxy card(s); or

•	attending the Annual Meeting and voting in person.

•	Your mere presence at the Annual Meeting will not revoke your proxy. You must take affirmative action at the Annual Meeting in order to revoke your proxy.

If you are a Street Name Stockholder, you must contact your broker, bank, trust, or other nominee in order to revoke your proxy. If you wish to vote in person at the Annual Meeting, you must contact your broker and request a document called a “legal proxy”. You must bring this legal proxy obtained from your broker, bank, trust, or other nominee to the Annual Meeting in order to vote in person.

How will my proxy be voted?

If you complete, sign, date, and return your proxy card(s) by using the Internet, your proxy will be voted in accordance with your instructions. If you sign and date your proxy card(s) but do not indicate how you want to vote, your common shares will be voted as the Board recommends for each of the proposals.

What if my common shares are held in “Street Name” by my broker?

You should instruct your broker how you would like to vote your shares by using the written instruction form and envelope provided by your broker. If you do not provide your broker with instructions, under the rules of the New York Stock Exchange (“NYSE”), your broker may, but is not required to, vote your common shares with respect to certain “routine” matters. However, on other matters, when the broker has not received voting instructions from its customers, the broker cannot vote the shares on the matter and a “broker non-vote” occurs. Proposal No. 2 is the only routine matter to be voted on by the Stockholders on this year’s ballot. Proposals No. 1, 3, 4 and 5 are not considered routine matters under the NYSE rules. This means that brokers may not vote your common shares on such proposals if you have not given your broker specific instructions as to how to vote. Please be sure to give specific voting instructions to your broker so that your vote can be counted. If you hold your common shares in your broker’s name and wish to vote in person at the Annual Meeting, you must contact your broker and request a document called a “legal proxy.” You must bring this legal proxy to the Annual Meeting in order to vote in person.

What are the Board’s recommendations on how I should vote my common shares?

The Board recommends that you vote your common shares as follows:

1.	FOR the election of each of the five Director nominees (see Proposal 1);

2.	FOR the ratification of McGladrey LLC as our independent registered public accounting firm for fiscal 2015 (see Proposal 2);

3.	FOR the advisory resolution approving the compensation of our Named Executive Officers as described in this Proxy Statement (see Proposal 3);

4.	FOR approval on permission for the Board of Directors to allocate and utilize up to 60,000,000 shares of common stock for fundraising purposes to enhance financial flexibility (see Proposal 4); and

5.	FOR approval of the proposed amendment of the Hemispherx 2009 Equity Incentive Plan to increase the number of shares authorized to be issued under the Plan (see Proposal 5).

Does the Company have cumulative voting?

No.

Who may attend the Annual Meeting?

All Stockholders are eligible to attend the Annual Meeting. However, only those Stockholders of record at the close of business on August 4, 2015 are entitled to vote at the Annual Meeting.

Do I need an admission ticket to attend the Annual Meeting?

Admission tickets are not required to attend the Annual Meeting. If you are a Registered Stockholder, properly mark your proxy to indicate that you will be attending the Annual Meeting. If you hold your common shares through a nominee or you are a Street Name Stockholder, you are required to bring evidence of share ownership to the Annual Meeting (e.g., account statement, broker verification).

Who can answer my questions?

If you have any questions regarding any of the proposals or how to vote your shares, or if you need additional copies of the proxy materials please contact:

•	Charles Jones, Investor Contact for Hemispherx, 888-557-6480 or 305-987-7418 or via email at cjones@cjonespr.com; or

•	Morrow & Co., LLC, Hemispherx’s proxy solicitor for the Annual Meeting, in the U.S. toll free at (800) 662-5200 or non-U.S. voters can call 203-658-9400.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

Proposals of stockholders to be considered for inclusion in the Proxy Statement and proxy card for the 2016 Annual Meeting of Stockholders must be received by the Company’s Secretary, at Hemispherx Biopharma, Inc., 1617 JFK Boulevard, Suite 500, Philadelphia, PA 19103 no later than June 6, 2016, with an anticipated meeting date in September 2016.

Pursuant to the Company’s Restated and Amended Bylaws, all stockholder proposals may be brought before an annual meeting of stockholders only upon timely notice thereof, in writing, to the Secretary of the Company. To be timely, a stockholder’s notice, for all stockholder proposals other than the nomination of candidates for director, shall be delivered to the Secretary at the principal executive offices of the Company not less than sixty (60) nor more than ninety (90) days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, the stockholder’s notice in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever first occurs. To be timely, a stockholder’s notice, with respect to a stockholder proposal for nomination of candidates for director, shall be delivered to the Secretary at the principal executive offices of the Company not less than ninety (90) nor more than one hundred twenty (120) days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, the stockholder’s notice in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever first occurs. Provided, however, in the event that the stockholder proposal relates to the nomination of candidates for director and the number of Directors to be elected to the Board of Directors of the Company at an annual meeting is increased and there is no public announcement by the Company naming all of the nominees for director or specifying the size of the increased Board of Directors at least one hundred days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Company not later than the close of business on the tenth day following the day on which such public announcement is first made by the Company. All stockholder proposals must contain all of the information required under the Company’s Bylaws, a copy of which is available upon written request, at no charge, from the Secretary. The Company reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

INFORMATION CONCERNING BOARD MEETINGS

The Board of Directors is responsible for the management and direction of Hemispherx and for establishing broad corporate policies. A primary responsibility of the Board is to provide effective governance over the Company’s affairs for the benefit of its stockholders. In all actions taken by the Board, the Directors are expected to exercise their business judgment in what they reasonably believe to be the best interests of the Company. In discharging that obligation, Directors may rely on the honesty and integrity of the Company’s senior Executives and its outside advisers and auditors.

The Board of Directors and various committees of the Board meet periodically throughout the year to receive and discuss operating and financial reports presented by the Chief Executive Officer (“CEO”) and Chief Financial Officer (“CFO”) as well as reports by other members of Senior Management, experts and other advisers. Members of the Board are expected to attend Board meetings in person, unless the meeting is held by teleconference. The Board held six meetings in 2014 and executed seven unanimous consents. All Directors were in attendance for at least 75% of the meetings.

In 2014, the non-employee (independent) members of the Board of Directors met two times with no employee Directors or management personnel present. The Audit and Compensation Committees each met without management personnel present in 2014. Interested persons who wish to contact the Lead Independent Director, or other non-employee Directors, can do so by sending written comments through the Office of the Secretary of the Company at Hemispherx Biopharma, Inc., 1617 JFK Boulevard, Suite 500, Philadelphia, PA 19103. The Office will either forward the original materials as addressed, or provide Directors with summaries of the correspondence, with the originals available for review at the Directors’ request.

CONDUCT OF THE MEETING

The Chairman of our Board (or any person designated by our Board) has broad authority to conduct the annual meeting of stockholders in an orderly manner. This authority includes establishing rules of conduct for stockholders who wish to address the meeting, including limiting questions to the order of business and to a certain amount of time. Copies of these rules will be available at the meeting. To ensure that the meeting is conducted in a manner that is fair to all stockholders, the Chairman (or such person designated by our Board) also may exercise broad discretion in recognizing stockholders who wish to speak, in determining the extent of discussion on each item of business and in managing disruptions or disorderly conduct.

CORPORATE GOVERNANCE

Our Board has adopted corporate governance guidelines. These guidelines address items such as the standards, qualifications and responsibilities of our directors and director candidates and corporate governance policies and standards applicable to us in general. In addition, we have a code of conduct that applies to all our employees, including our executive officers and our directors. Both the guidelines and the code of conduct are posted under “Corporate Governance” in the Investors section of our website at http://www.hemispherx.net/content/investor/corp_governance.htm. We will disclose under “Corporate Governance” in the Investors section of our website any amendments to, or any waivers under, the code of conduct that are required to be disclosed by the rules of the SEC. The charters of each of the Board’s Audit, Compensation, Disclosure Controls, Corporate Governance and Nominating Committees also are posted on our website. Detailed information on our Board and its committees can be found within the attached document.

INFORMATION CONCERNING COMMITTEES OF THE BOARD

The Board of Directors maintains the following committees:

Executive Committee / Strategic Planning Committee

The Executive Committee / Strategic Planning Committee is composed of Dr. William A. Carter, Chief Executive Officer and Chairman of the Board, Dr. William M. Mitchell, Director, and Thomas K. Equels, Executive Vice Chairman of the Board, Secretary and General Counsel. This group did not meet in 2014. The Committee assists the Board by making recommendations to management regarding general business matters along with recommendations to the Board of priorities in the application of Hemispherx’s financial assets and human resources in the fields of research, marketing and manufacturing.

Compensation Committee

In 2014, the Compensation Committee formally met five times and all committee members were in attendance for at least 75% of the meetings. Our General Counsel and Chief Financial Officer and Director of Human Resources support the Compensation Committee in its work. The Compensation Committee is composed of Dr. Iraj E. Kiani, Director and Committee Chair, Dr. William M. Mitchell, Director, and Peter W. Rodino III, Esq., Director.

For detailed information on the Compensation Committee and its responsibilities, please see “Compensation Discussion and Analysis” in “COMPENSATION OF EXECUTIVE OFFICERS” below. The Compensation Committee consists of directors, each of whom is “independent” under applicable NYSE MKT rules. The full text of the Compensation Committee Charter, as approved by the Corporate Governance and Nomination Committee, is available on our website: http://www.hemispherx.net/content/investor/corp_governance.htm.

Corporate Governance and Nomination Committee

In 2014, the Corporate Governance and Nomination Committee formally met three times. Dr. Mitchell and Mr. Rodino were in attendance for all of the meetings. Dr. Kiani was in attendance for all but one of the meetings. The Corporate Governance and Nomination Committee consists of Dr. William M. Mitchell, Director and Committee Chair, Dr. Iraj E. Kiani, and Mr. Peter W. Rodino III, Esq., Director.

All of the members of the Committee meet the independence standards contained within the NYSE MKT Company Guide and the Hemispherx Corporate Governance Guidelines. The full text of the Corporate Governance and Nomination Committee Charter as well as the Corporate Governance Guidelines, are available on our website: http://www.hemispherx.net/content/investor/corp_governance.htm.

As discussed below, the Committee is responsible for recommending candidates to be nominated by the Board for election by the stockholders or to be appointed by the Board of Directors to fill vacancies consistent with the criteria approved by the Board. It also is responsible for periodically assessing Hemispherx’s Corporate Governance Guidelines and making recommendations to the Board for amendments, recommending to the Board the compensation of Directors, taking a leadership role in shaping corporate governance, and overseeing an annual evaluation of the Board.

The Corporate Governance and Nomination Committee is responsible for identifying candidates who are eligible under the qualification standards set forth in Hemispherx’s Corporate Governance Guidelines to serve as members of the Board. The Committee is authorized to retain search firms and other consultants to assist it in identifying candidates and fulfilling its other duties. The Committee is not limited to any specific process in identifying candidates and will consider candidates suggested by stockholders. In recommending Board candidates, the Committee considers a candidate’s: (1) general understanding of elements relevant to the success of a publicly traded company in the current business environment; (2) understanding of Hemispherx’s business; and (3) diversity in educational and professional background. The Committee also gives consideration to a candidate’s judgment, competence, dedication and anticipated participation in Board activities, experience, geographic location and special talents or personal attributes.

Stockholders who wish to suggest qualified candidates should write to the Corporate Secretary, Hemispherx Biopharma, Inc., 1617 JKF Blvd., Suite 500, Philadelphia, PA 19103, stating in detail the qualifications of such persons for consideration by the Committee.

The Company aspires to the highest standards of ethical conduct; reporting results with accuracy and transparency; and maintaining full compliance with the laws, rules and regulations that govern the Company’s business. Hemispherx’s Corporate Governance Guidelines embody many of our policies and procedures which are the foundation of our commitment to best practices. The guidelines are reviewed annually, and revised if deemed necessary, to continue to reflect best practices.

Disclosure Controls Committee

In August 2011, our Board formed the Disclosure Controls Committee (“DCC”). The DCC reports to the Audit Committee and is responsible for procedures and guidelines on managing disclosure information. The full text of the DCC’s Charter, as approved by the Audit Committee, as well as the Corporate Governance and Nomination Committee Charter, is available on our website: http://www.hemispherx.net/content/investor/corp_governance.htm. In accordance with its Charter, the DCC provides the Audit Committee with a quarterly and year-end process review, presented the results of its activities and made recommendations to improve functionality.

The purpose of the DCC is to make certain that information required to be publicly disclosed is properly accumulated, recorded, summarized and communicated to the Board, Management and the public. This process is intended to allow for timely decisions regarding communications and disclosures and to help ensure that we comply with related SEC rules and regulations. Wayne S. Springate, Senior Vice President of Operations acts as the DCC's Investor Relations Coordinator and Chairperson.  The other members of the DCC are Thomas K. Equels as General Counsel and Chief Financial Officer; Adam Pascale as Chief Accounting Officer; William A. Carter as Chief Scientific Officer; and William M. Mitchell as Independent Director.  Ann Marie Coverly, Director of Administration, Human Resources and Investor Relations Manager, serves as the DCC’s Deputy Investor Relations Coordinator since June 2014.  During 2014, the DCC met 57 times either telephonically, or electronically.  During 2014, the Committee reviewed 52 separate disclosure items on which each was voted upon by a quorum of two-third DCC members.  Quorum was reached for all items voted upon in 2014.

Audit Committee and Audit Committee Expert

The Audit Committee of our Board of Directors consists of Peter Rodino III, Committee Chairman, William Mitchell, M.D. and Iraj E. Kiani, N.D., Ph.D. Mr. Rodino, Dr. Mitchell, and Dr. Kiani are all determined by the Board of Directors to be Independent Directors as required under Section 803(2) of the NYSE: MKT Company Guide and Rule 10A-3 under the Exchange Act. The Board has determined that Mr. Rodino qualifies as an “audit committee financial expert” as that term is defined by Section 803B(2) of the NYSE: MKT Company Guide and the rules and regulations of the SEC.

We believe Mr. Rodino, Dr. Mitchell, and Dr. Kiani to be independent of management and free of any relationship that would interfere with their exercise of independent judgment as members of this Committee. The principal functions of the Audit Committee are to (i) assist the Board in fulfilling its oversight responsibility relating to the annual independent audit of our consolidated financial statements and internal control over financial reporting, the engagement of the independent registered public accounting firm and the evaluation of the independent registered public accounting firm’s qualifications, independence and performance; (ii) prepare the reports or statements as may be required by NYSE MKT or the securities laws; (iii) assist the Board in fulfilling its oversight responsibility relating to the integrity of our financial statements and financial reporting process and our system of internal accounting and financial controls; (iv) discuss the financial statements and reports with management, including any significant adjustments, management judgments and estimates, new accounting policies and disagreements with management; and (v) review disclosures by our independent registered public accounting firm concerning relationships with us and the performance of our independent accountants.

In September 2011, the Audit Committee engaged the services of a consultant who meets the SEC criteria of a Financial Expert to enhance the current structure and expertise of the Committee. After an extensive search, the Audit Committee selected Stewart L. Appelrouth, a Florida and North Carolina licensed Certified Public Accountant to directly support the efforts of the Audit Committee on an as-needed basis. Mr. Appelrouth is a Certified Valuation Analyst, Accredited in Business Valuation and a Diplomate of the American Board of Forensic Accounting. Mr. Appelrouth has a Masters’ Degree in Finance from Florida International University and an undergraduate degree in Business Administration from Florida State University. He is one of the founding partners of Appelrouth Farah & Co., which serves Southern Florida as a full service accounting and international business advisory firm specializing in auditing, domestic and international taxation, litigation support, forensic accounting, fraud examination and business valuation. The Firm is affiliated with MGI, a worldwide association of independent auditing and accounting firms.

Audit Committee Report

The primary responsibility of the Audit Committee (the “Committee”) is to assist the Board of Directors in discharging its oversight responsibilities with respect to financial matters and compliance with laws and regulations. The primary methods used by the Committee to fulfill its responsibility with respect to financial matters are:

•	To appoint, evaluate, and as the Committee may deem appropriate, terminate and replace the Company’s independent registered public accountants;

•	To monitor the independence of the Company’s independent registered public accountants;

•	To determine the compensation of the Company’s independent registered public accountants;

•	To pre-approve any audit services, and any non-audit services permitted under applicable law, to be performed by the Company’s independent registered public accountants;

•	To review the Company’s risk exposures, the adequacy of related controls and policies with respect to risk assessment and risk management;

•	To monitor the integrity of the Company’s financial reporting processes and systems of control regarding finance, accounting, legal compliance and information systems;

•	To facilitate and maintain an open avenue of communication among the Board of Directors, Management and the Company’s independent registered public accountants; and

•	To provide oversight of the DCC to monitor their successful implementation of that Committee’s Charter, policies and procedures.

During 2014, the Audit Committee was composed of three Directors, and the Board has determined that each of those Directors is independent as that term is defined in Sections 121(B)(2)(a) of the NYSE MKT Company Guide. This Committee formally met nine times in 2014 with all committee members in attendance for at least 75% of the meetings. Our General Counsel and Chief Financial Officer support the Audit Committee in its work. The full text of the Audit Committee Charter, as approved by the Corporate Governance and Nomination Committee, is available on our website: http://www.hemispherx.net/content/investor/corp_governance.htm.

In discharging its responsibilities relating to internal controls, accounting and financial reporting policies and auditing practices, the Committee discussed with the Company’s independent registered public accountants, McGladrey LLP ("McGladrey"), the overall scope and process for its audit. The Committee regularly meets with McGladrey, with and without Management present, to discuss the results of its examinations, the evaluations of our internal controls and the overall quality of the Company’s financial reporting.

The Committee also undertook all required discussions with McGladrey during the 2014 fiscal year of such matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended, and other standards of the Public Company Accounting Oversight Board, rules of the SEC and other applicable regulations. The Committee received from McGladrey the written and oral disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding McGladrey’s communications with the Audit Committee concerning independence and discussed with McGladrey the independence of their firm.

The Committee has met and held discussions with Management. The Committee has reviewed and discussed with Management Hemispherx’s audited consolidated financial statements as of and for the fiscal year ended December 31, 2014, as well as the internal control requirements of the Sarbanes-Oxley Act of 2002.

Based on the reviews and discussions referred to above, the Committee recommended to the Board of Directors that the audited financial statements referred to above be included in the Company’s Annual Report for the year ended December 31, 2014.

This report is respectfully submitted by the current members of the Audit Committee of the Board of Directors.

Peter W. Rodino, III, Committee Chairman
Dr. William M. Mitchell
Dr. Iraj E. Kiani

Special Litigation Committee

On July 23, 2013, pursuant to its authority under its Amended and Restated Bylaws and the Delaware General Corporation Law, the Board created a Special Litigation Committee of the Board of Directors for which Peter Rodino, III, Esq. and Dr. Iraj E. Kiani were appointed as Members. The Board delegated to the Special Litigation Committee the power and authority to investigate the allegations made in a shareholder derivative lawsuit filed in the Delaware Court of Chancery, captioned Kastis v. Carter, et al. No. 8657 (Del. Ch.) (the "Lawsuit") on June 18, 2013, including any allegations made in any subsequent legal action, and to take appropriate action in light of the allegations and the results of the Committee's review, analysis and investigation. Pursuant to Section 141(c) of the Delaware General Corporation Law, the Board delegated to the Special Litigation Committee, to the fullest extent permitted by law, the exclusive power and authority of the Board to take any and all actions it deems necessary or appropriate to accomplish its functions without limitation, including:

a.
to retain, at the expense of Company (or of the Company's D&O insurance carrier(s) to the extent such expenses are covered under the applicable policy) legal counsel, financial advisers, accountants, or other consultants and advisers as the Special Litigation Committee may deem to be necessary or appropriate on such terms as the Committee may approve and to direct such counsel and advisers to take any action that they may consider necessary or appropriate to assist the Committee in carrying out its responsibilities;

b.	to conduct interviews with any current or former employee, Officer, Director, agent or adviser of the Company, or any other person, as it may deem to be useful or appropriate;

c.	to have access to all information of the Company which the Special Litigation Committee believes necessary or appropriate to assist it in its work;

d.
to determine whether it is in the best interests of the Company that the Lawsuit continue or that the Lawsuit be dismissed, and, if the Special Litigation Committee determines that it is in the best interests of the Company that the Lawsuit be dismissed, to seek the Court's approval for dismissal of the Lawsuit;

e.
Committee Members are authorized and empowered to determine its own procedures, to hold meetings (including telephonic meetings) at such locations as it determines to be appropriate, to act by unanimous written consent of its Members in lieu of a meeting and to appoint a Chair of the Committee, all to the fullest extent permitted by the Delaware General Corporation Law and the Company's Amended and Restated Bylaws; and

f.
Committee Members are authorized, empowered and directed, for and on behalf of the Company, to take and cause to be taken such actions, and to make, sign, execute, acknowledge and deliver and cause to be made, signed, executed, acknowledged and delivered such agreements, certificates, orders, directions, requests, receipts and other instruments, as the Committee may deem to be necessary or appropriate.

This Committee did not formally meet in 2014.

Board Leadership Structure and Role in Risk Oversight

The Board evaluates its leadership structure and role in risk oversight on a periodic basis. The Board determines what leadership structure it deems appropriate based on factors such as the experience of the applicable individuals, the current business environment of our Company and other relevant factors. As further discussed below, after considering these factors, the Board determined that continuing to combine the roles of Chairman of the Board, CEO, President and Chief Scientific Officer is the appropriate leadership structure for the Company at this time.

The Board currently combines the role of Chairman of the Board with the role of CEO, coupled with a Lead Independent Director position to further strengthen the governance structure. The Board believes this provides an efficient and effective leadership model for our Company and leverages Dr. William Carter’s long tenure with us with his bio-pharmaceutical knowledge. The Board believes that combining the Chairman and CEO roles fosters clear accountability, effective decision-making and consistency in strategy.

Lead Independent Director. To mitigate the consolidation of these two leadership positions in one individual, the Board has established a strong, independent, clearly-defined Lead Independent Director role. On July 23, 2013, based upon the Corporate Governance and Nomination Committee's unanimously recommendation, Dr. Iraj E. Kiani was appointed as the as Lead Independent Director for the remainder of this term.
The Lead Independent Director presides at all meetings of the Board at which the Chairman is not present and serves as liaison between the Chairman and the Independent Directors; is involved in establishing the agendas for meetings of the Board of Directors, including the nature of information presented at such meetings; and has the authority to call meetings of the Independent Directors. The role of the Lead Independent Director includes the following duties:

1.	determining the appropriate schedule of Board meetings after consultation with the CEO, Chairman of the Board and other Board members, as necessary;

2.	determining the appropriate schedule of Board meetings after consultation with the CEO, Chairman of the Board and other Board members, as necessary;

3.	consulting with the CEO, Chairman of the Board and other Board members on the agenda for the Board along with oversee the preparation of the agenda;

4.
assessing the quality, quantity and timeliness of the flow of information from the Company’s Management to the Independent Directors to ensure that it is sufficient for the Independent Directors to satisfy their duties; and

5.	directing Management to include in the materials prepared for the Board any materials that the Lead Independent Director deems important.

In addition and on an as needed basis, the Board of Directors holds executive sessions of the Independent Directors to assure effective independent oversight. In 2014, the Independent Directors met in sessions related to the Audit, Compensation and Corporate Governance and Nomination Committees.

The Board is also responsible for oversight of our risk management practices while Management is responsible for the day-to-day risk management processes. Our Executive Management team evaluates enterprise risks and shares their assessment of such risks with the Audit Committee or the full Board for oversight. In addition, financial risks and our internal control environment are overseen by the Audit Committee and the Compensation Committee considers how risks taken by Management could impact the value of executive compensation.

Code of Ethics and Business Conduct

Hemispherx’s Board of Directors adopted a Code of Ethics and Business Conduct for Officers (“Code”), Directors and employees that went into effect on May 19, 2003 and was amended on October 15, 2009. This Code has been presented and reviewed by each Officer, Director, employee, agent and key consultant. You may obtain a copy of this Code by visiting our web site at http://www.hemispherx.net/content/investor/corp_governance.htm. or by written request to our Office Administrator at 1617 JFK Boulevard, Suite 500, Philadelphia, PA 19103. Our Board of Directors is required to approve any waivers of the Code for Directors or executive Officers and we are required to disclose any such waiver in a Current Report on Form 8-K within four business days.

Stock Ownership Guidelines

In April 2005, the Board of Directors adopted a set of stock ownership guidelines for Directors and Officers. The Board believes that Directors and Officers more effectively represent the interest of Hemispherx’s stockholders if they are stockholders themselves. At this time, all of our Directors and Officers are stockholders and this guideline was adopted to assure that the present Directors and Officers continue to participate as well as future Directors and Officers. The full text of the Stock Ownership Guidelines, as approved by the Board, is available on our website: http://www.hemispherx.net/content/investor/corp_governance.htm.

Communication with the Board of Directors

Interested parties wishing to contact the Board of Directors of the Company may do so by writing to the following address: Board of Directors, c/o Thomas K. Equels, Corporate Secretary, 2601 S. Bayshore Dr., Suite #600, Miami, FL 33133. All letters received will be categorized and processed by the Corporate Counsel or Secretary, and then forwarded to the Company’s Board of Directors.

Director Attendance at Annual Meetings of Stockholders

Directors are encouraged, but not required, to attend the Annual Meeting absent unusual circumstances, although we have no formal policy on the matter. The Directors who attended the 2014 Annual Meeting were Dr. Carter, Mr. Equels, Dr. Mitchell and Mr. Rodino.

INFORMATION CONCERNING EXECUTIVE OFFICERS

The following sets forth biographical information about each of our Executive Officers as of the date of this report:

Name	Age	Position
William A. Carter, M.D.	76	Chairman of the Board, Chief Executive Officer, President and Chief Scientific Officer
Thomas K. Equels, Esq.	61	Executive Vice Chairman of the Board, Chief Financial Officer, Secretary and General Counsel
David R. Strayer, M.D.	68	Chief Medical Officer and Medical Director
Wayne S. Springate	44	Senior Vice President of Operations

For biographical information about William A. Carter, M.D and Thomas K. Equels, please see the discussion under the heading “Proposal No. 1 Election of Directors”.
 DAVID R. STRAYER, M.D. has acted as our Medical Director since 1986. He has served as Professor of Medicine at the Medical College of Pennsylvania and Hahnemann University. Dr. Strayer is Board Certified in Medical Oncology and Internal Medicine with research interests in the fields of cancer and immune system disorders. He has served as principal investigator in studies funded by the Leukemia Society of America, the American Cancer Society, and the National Institutes of Health. Dr. Strayer attended the School of Medicine at the University of California at Los Angeles where he received his M.D. in 1972.

WAYNE S. SPRINGATE was promoted to Senior Vice President of Operations on May 1, 2011. Mr. Springate joined Hemispherx in 2002 as Vice President of Business Development when Hemispherx acquired Alferon N Injection® and its New Brunswick, NJ manufacturing facilities. He led the consolidation of our Rockville facility to our New Brunswick location as well as coordinated the relocation of manufacturing polymers from South Africa to our production facility in New Brunswick. He was also responsible for preparing and having a successful Preapproval Inspection by the FDA for our New Brunswick manufacturing plant in connection with the filing of our Ampligen® NDA. Currently he is managing a capital improvement budget to enhance our Alferon® facility in accordance with cGMP. Previously, Mr. Springate served as President for World Fashion Concepts in New York and oversaw operations at several locations throughout the United States and overseas. Mr. Springate assists the CEO in details of operations on a daily basis and is involved in all aspects of manufacturing, warehouse management, distribution and logistics.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Review, Approval or Ratification of Transactions with Related Persons

Our policy is to require that any transaction with a related party required to be reported under applicable SEC rules, other than compensation related matters and waivers of our code of business conduct and ethics, be reviewed and approved or ratified by a majority of independent, disinterested Directors. We have adopted procedures in which the Audit Committee shall conduct an appropriate review of all related party transactions for potential conflict of interest situations on an annual and case-by-case basis with the approval of this Committee required for all such transactions.

We have employment agreements with certain of our executive officers and have granted such Officers and Directors options and warrants to purchase our common stock, as discussed under the heading “Stock Options” below.

For his Board fees, Dr. William A. Carter, Hemispherx’s Chief Executive Officer, received approximately $182,000, $180,000 and $176,000 for 2014, 2013 and 2012, respectively, classified as general and administrative expense. Dr. Carter also received consulting fees of approximately $415,000, $327,000 and $400,000 for 2014, 2013 and 2012, respectively, classified as research and development expense. For the years ended 2014, 2013 and 2012, compensation was granted or paid related to the Executive Performance Incentive Program related to the ATM, as set forth in Section 3©(ii) of his Employment Agreement, for approximately $641,000, $12,000, and $1,159,000 to Dr. Carter. Dr. Carter’s compensation related to this program was classified entirely as research and development.

In June 2012, William Kramer was hired as a Clinical Research Associate. Mr. Kramer is the Son-In-Law of Dr. William A. Carter, and was paid approximately $68,000, $70,000 and $38,000 in 2014, 2013 and 2012, respectively. Additionally on an as-needed basis, the Company utilized the services of Kramer Environmental Management, Inc. to develop standard operating procedures, compliance assessments, testing and obtain permits related to environmental issues.

Katalin Kovari, M.D. was paid approximately $27,000, $26,000 and $25,000 in 2014, 2013 and 2012, respectively, for her part-time services to the Company as Assistant Medical Director. Dr. Kovari is the spouse of Dr. William A. Carter, our CEO.

Since October 2011, Peter Kovari was utilized as a part-time independent contractor for Hemispherx Biopharma Europe to undertake projects as a Clinical Programmer related to coordinating, programming, analyzing and evaluating clinical data for the Company at the rate of $20 per hour and was paid by us approximately $18,000, $22,000 and $12,000 in 2014, 2013 and 2012, respectively. Mr. Kovari is the nephew of Dr. Katalin Kovari, our Assistant Medical Director and spouse of Dr. William A. Carter, our CEO.

Thomas Equels was elected to the Board of Directors at the Annual Stockholders Meeting on November 17, 2008 and join the Company as an Officer effective June 1, 2010. Mr. Equels has provided external legal services to us for several years through May 31, 2010 and his firm continues to support the Company. For 2014, 2013 and 2012, we paid Equels Law Firm approximately $303,000, $181,000 and $147,000, respectfully, for services rendered. Upon analysis in the Fall of 2011 by the Audit Committee’s Financial Expert, it was deemed that the hourly rates charged by Equels Law were reasonable when compared to the fee structure of a possible arms-length transaction from comparable firms in practice in the same market and of the similar size. The hourly rate fees from Equels Law Firm to us have remained the same for 2012, 2013 and 2014. For approximately one year beginning December 2012, with the approval of the Audit Committee, the Company began renting an office at Equels Law Firm for $3,000 per month for dedication to and utilization by Hemispherx personnel, other than Mr. Equels. For 2014, 2013 and 2012, we paid Equels Law Firm $0, $36,000 and $3,000, respectfully, for office rent based on a proration of the Firm’s current leasing fee less the cost for common area.

For the years ended 2014, 2013 and 2012, compensation was granted or paid related to the Executive Performance Incentive Program related to the ATM, as set forth in Section 3©(ii) of his Employment Agreement, for approximately $641,000, $12,000, and $1,159,000 to Mr. Equels. Mr. Equels’ compensation related to this program was classified entirely as general and administrative expense.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

Section 16(a) of the Exchange Act requires our Officers and Directors, and persons who own more than ten percent of a registered class of equity securities, to file reports with the Securities and Exchange Commission reflecting their initial position of ownership on Form 3 and changes in ownership on Form 4 or Form 5. Based solely on a review of the copies of such Forms 4 and 5 received by us, we believe that during the fiscal year ended December 31, 2014, all of our Officers and Directors had complied with all applicable Section 16(a) filing requirements on a timely basis with regard to transactions occurring in 2014.

COMPENSATION OF EXECUTIVE OFFICERS

Compensation Discussion and Analysis

This discussion and analysis describes our executive compensation philosophy, process, plans and practices as they relate to our “Named Executive Officers” (“NEO”) listed below and gives the context for understanding and evaluating the more specific compensation information contained in the narratives, tables and related disclosures that follow:

•	Dr. William A. Carter, Chief Executive Officer (“CEO”), President and Chief Scientific Officer (“CSO”);

•	Thomas K. Equels, General Counsel, Chief Financial Officer (“CFO”); and

•	Dr. David Strayer, Chief Medical Officer (“CMO”) and Medical Director.

Overview of Our Business Environment

Hemispherx is a specialty pharmaceutical company headquartered in Philadelphia, Pennsylvania and engaged in the clinical development of new drug therapies based on natural immune system enhancing technologies for the treatment of viral and immune based chronic disorders. We were founded in the early 1970s doing contract research for the National Institutes of Health. Since that time, we have established a strong foundation of laboratory, pre-clinical and clinical data with respect to the development of natural interferon and nucleic acids to enhance the natural antiviral defense system of the human body and to aid the development of therapeutic products for the treatment of certain chronic diseases.

Our flagship products include Alferon N Injection® and the experimental therapeutic Ampligen®. Alferon N Injection® is approved for a category of STD infection, and Ampligen® represents an experimental RNA being developed for globally important viral diseases and disorders of the immune system. Hemispherx' platform technology includes components for potential treatment of various severely debilitating and life threatening diseases. Alferon® LDO (Low Dose Oral) is a formulation under development targeting influenza.

In September 2014, we initiated a series of collaborations designed to determine the potential effectiveness of Alferon® N and Ampligen® as potential preventative and/or therapeutic treatments for Ebola related disorders. Our two platform drugs Alferon® N and Ampligen®, have certain unique structural attributes and developmental histories which suggest potential incremental value with respect to inclusion in various Ebola therapeutic cocktails under development. Ampligen®, an experimental therapeutic, is a new class of specifically-configured ribonucleic acid (RNA) compounds targeted as potential treatment of diseases with immunologic defects and/or viral causation. Ebola virus specifically inhibits the dsRNA within cells via a sequestration process. Such RNA would otherwise cause a robust antiviral response to be mounted: Ampligen may be able to overcome this deficiency in host response. Positive results against Ebola in vitro have been reported to the Company by the United States Army Medical Research Institute of Infectious Diseases (USAMRIID) and other research/academic institutions. Clinical trial data will be necessary to establish human efficacy of Ampligen® for Ebola viruses.

Governance of Compensation Committee

The Compensation Committee consists of the following three directors, each of whom is “independent” under applicable NYSE MKT rules, a “Non-Employee Director” as defined in Rule 16b-3 under the Exchange Act, and an “Outside Director” as defined under the U.S. Treasury regulations promulgated under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”): Dr. Iraj E. Kiani, N.D (Chair), Dr. William Mitchell, M.D. and Peter W. Rodino. The Compensation Committee makes recommendations concerning salaries and compensation for senior management and other highly paid professionals or consultants to Hemispherx. The full text of the Compensation Committee’s Charter, as approved by the Board, is available on our website: www.hemispherx.net in the “Investor Relations” tab under “Corporate Governance”.

This Committee formally met five times in 2014 and all committee members were in attendance for the meetings. Our General Counsel, Chief Financial Officer and Director of Human Resources support the Compensation Committee in its work.

Results of Stockholder Advisory Vote on Executive Compensation

At the November 12, 2014 Annual Meeting of Stockholders, the Stockholders did not approve the annual, non-binding advisory vote on Executive Compensation with 44.48% of the shares cast to affirm the plan.

Our Compensation Committee reviews its executive compensation policies annually and takes into account the results of prior say-on-pay advisory votes. After reviewing the results of the 2011 say-on-pay advisory vote, the Committee had:

•
Developed Company-wide goals and objectives with the intent to increase Stockholder value, enhance the “pay for performance” concept, attempted to address the needs of patients and enhance financial factors such as raising capital, reestablishing revenue streams, cost containment and/or improving the results of operations;

•	Attempted to reinforce a Pay for Performance environment for the Executive Team with emphasis of sharing the economic goals of the Stockholders;

•
Reviewed the Executive Team’s Company-wide goals and individuals specific goals in relation to each job performance for each given year. In its review of each member of the Executive Team, the Committee utilized a weighted-average rating process regarding the goals and responsibilities specific to each individual as well as their contribution in meeting Company’s overall goals;

•
Reviewed peer group financial data of comparable publicly-traded companies for 2011 and 2010 with emphasis on a comparison of executive compensation as a factor to various Balance Sheet ratios to determine reasonableness to the respective companies;

•	Considered the change in the market value of the Company’s stock during the year in relation to Management’s efforts and ability to impact the results;

•
Mandated that the standard terms of future employee options issued by the Company require that such options not vest sooner than one year from the date of issuance and that, to the extent that any such options have not vested on the date of an Executive’s termination, the options will expire;

•	Issued new options to employees at the rate of 110% of the Company’s NYSE MKT stock market trading value at the time of award; and

•	Adopted a policy to facilitate compliance with Dodd-Frank’s Claw-Back Compensation Recoupment provisions.

After reviewing the results of the 2014 say-on-pay advisory vote, the Committee has reviewed its executive compensation policies and believes that they are within industry standards for executive compensation.

Process

Our Compensation Committee is responsible for determining the compensation of our NEO included in the “Summary Compensation Table” below. For purposes of determining compensation for our NEO, our Compensation Committee takes into account the recommendation of our Chief Executive Officer. The Compensation Committee is also responsible for overseeing our incentive compensation plans and equity-based plans, under which stock option grants have been made to employees, including the NEO, as well as non-employee Directors and strategic consultants.

The following table summarizes the roles of each of the key participants in the executive compensation decision-making process:

Compensation Committee	•	Fulfills the Board of Directors' responsibilities relating to compensation of Hemispherx’ NEO, other non-officer Executives and non-Executives.

	•	Oversees implementation and administration of Hemispherx’ compensation and employee benefits programs, including incentive compensation and equity compensation plans.

•
Reviews and approves Hemispherx’ goals and objectives and, in light of these, evaluates each NEO's performance and sets their annual base salary, annual incentive opportunity, long-term incentive opportunity and any special/supplemental benefits or payments.

•
Reviews and approves compensation for all other non-officer Executives of Hemispherx including annual base salary, annual incentive opportunity, long-term incentive opportunity and any special/supplemental benefits or payments.

	•	In consultation with the CEO and CFO, reviews the talent development process within Hemispherx to ensure it is effectively managed and sufficient to undertake successful succession planning.

	•	Reviews and approves employment agreements, severance arrangements, issuances of equity compensation and change in control agreements.

Chairman and CEO	•	Presents to the Compensation Committee the overall performance evaluation of, and compensation recommendations for, each of the NEO and other non-officer Executives.

Chief Financial Officer and Director of Human Resources	•	Reports directly or indirectly to the Chief Executive Officer.

	•	Assists the Compensation Committee with the data for competitive pay and benchmarking purposes.

	•	Reviews relevant market data and advises the Compensation Committee on interpretation of information, including cost of living statistics, within the framework of Hemispherx.

	•	Informs the Compensation Committee of regulatory developments and how these may affect Hemispherx’ compensation program.
Objectives and Philosophy of Executive Compensation

The primary objectives of the Compensation Committee of our Board of Directors with respect to Executive compensation are to attract and retain the most talented and dedicated Executives possible, to tie annual and long-term cash and stock incentives to achievement of measurable performance objectives, and to align Executives' incentives with stockholder value creation. To achieve these objectives, the Compensation Committee expects to implement and maintain compensation plans that tie a substantial portion of Executives' overall compensation to key strategic financial and operational goals such as the establishment and maintenance of key strategic relationships, the development of our products, the identification and advancement of additional products and the performance of our common stock price. The Compensation Committee evaluates individual Executive performance with the goal of setting compensation at levels the Committee believes are comparable with Executives in other companies of similar size and stage of development operating in the biotechnology industry while taking into account our relative performance, our own strategic goals, governmental regulations and the results of Stockholder Advisory Votes regarding executive compensation.

Use of Compensation Data

Our compensation plans are developed by utilizing publicly available compensation data for national and regional companies in the biopharmaceutical industry as well as web sites that specialize in compensation and/or employment data. We believe that the practices of this group of companies and/or data obtained from employment industry organizations, provide us with appropriate compensation benchmarks necessary to review the compensation recommendations by the CEO, CFO and/or Human Resources Department. In 2014, 2013 and 2012, the Committee did not engage the services of an independent compensation consultant, but alternatively utilized web-based organizations and data bases such as Salary.com, to help them analyze compensation data and compare our programs with the practices of similar national and/or regional companies represented in the biopharmaceutical industry.

Elements of Executive Compensation

The Compensation Committee has adopted a mix among the compensation elements in order to further our compensation goals. The elements include:

•	Base salary (impacted by cost of living adjustments);

•	Variable compensation consisting of a cash bonus based upon individual and overall Company performance;

•	Performance incentive bonus based on the accomplishment of Company sales milestones or activity;

•	Long-term bonus incentive programs consisting of the Employee Bonus Pool Program;

•	Stock option grants with exercise prices set in excess of fair market value at the time of grant and, effective December 2011, not vesting sooner than one year from the date of issuance; and

•	Adoption of a policy to facilitate compliance with Dodd-Frank’s Claw-Back Compensation Recoupment provisions.
Executive compensation consists of the following elements:

Base Salary

Base salaries for our Executives are established based on the scope of their responsibilities, taking into account competitive market compensation paid by other companies for similar positions. Generally, we believe that Executive base salaries should be targeted near the median of the range of salaries for executives in similar positions with similar responsibilities at comparable companies, in line with our compensation philosophy. For those NEO with employment agreements, base salary is determined and set forth in the agreement and the Compensation Committee reviews the base salary prior to renewal of such agreement. Base salaries for the other NEO are normally reviewed annually, and adjusted from time to time to realign salaries with market levels after taking into account individual responsibilities, performance and experience. While this review process would normally occur in the fourth quarter of each year, in recent years this review has occurred when NEO’s employment agreements required restatement, amendment or replacement. However after analysis of overall Company compensation, the Committee authorized a non-discriminatory and universally applied cost of living increase to the base salaries of all full-time employees of record effective December 31, 2014, 2013 and 2012 at the rates of 1.5%, 0.0% and 2.1%, respectively. Additional changes to our NEO’s base salaries could be undertaken in a future determination by the Compensation Committee at its discretion. During 2014 and 2013, none of the employment contracts of NEOs were created, amended or restated. Dr. David Strayer does not currently have an employment agreement with the Company.

Annual Bonus

Our compensation program includes eligibility for an annual performance-based cash bonus in the case of all NEO and certain senior, non-officer Executives. The amount of the cash bonus depends on the level of achievement of the stated corporate, department, and individual performance goals, with a target bonus generally set as a percentage of base salary. As provided in their respective employment agreement, during the year ended December 31, 2014, the following NEO were eligible for an annual performance bonus based on their salaries, the amount of which, if any, is determined by the Board of Directors in its sole discretion based on the recommendation of the Compensation Committee:

•	Dr. William Carter, Chairman & CEO (bonus opportunity up to 25%);

•	Thomas Equels, General Counsel, Litigation Counsel, Secretary and Executive Vice Chairman of the Board (bonus opportunity up to 25%).
The Compensation Committee utilizes annual incentive bonuses to compensate NEO and certain senior, non-officer executives (the “Executive Team”) for attainment or success towards overall corporate financial and/or operational goals along with achieving individual annual performance objectives. These objectives will vary depending on the individual Executive, but generally relate to strategic factors such as establishment and/or maintenance of key strategic relationships, development of our products, identification, research and/or development of additional products, enhancing financial factors such as raising capital, cost containment and/or improving the results of operations. The Compensation Committee, in light of established individual and Company-wide goals and objectives, evaluated the performance of each NEO, key executive and overall staff in order to determine each respective annual incentive opportunity including an analysis by the Compensation Committee that provides the following information:

1.	The Company-wide goals and objectives along with individual performance goals for each NEO used to determine annual bonuses for the fiscal year;

2.	How each goal individually or in totality was weighted, if applicable, to the extent that any of the performance goals were quantitatively and/or quantitatively measurable;

3.	The threshold, target, and maximum levels of achievement of each performance goal, if applicable;

4.	The intended relationship between the level of achievement of Company-wide performance goals and the amount of bonus to be awarded;

5.	The intended relationship between the level of achievement of each NEO’s individual performance goals and the amount of bonus to be awarded;

6.	The evaluation by the Committee of the level of achievement by each NEO of the Company-wide and individual performance goals applicable to him/her individually;

7.	If applicable, whether the Committee reviewed any report(s) from compensation consultant(s) and/or web based organizations and data bases;

8.	The adequate disclosure of the percentage of base salary awarded in the form of an incentive bonus to each NEO as a result of their or the Company’s performance; and

9.	If applicable, how the Company’s compensation policies and practices relate to the Company’s risk management.

The Compensation Committee also undertook the initial steps to review and reestablish goals and objectives for the Executive Team regarding mid-year bonuses in 2014. On an overall basis, all bonus eligible member of the Executive Team would share the following Company-wide goals:

A.	Regulatory approval and sales of Ampligen for the treatment of Chronic Fatigue Syndrome in any country or regional jurisdiction;

B.
Significant regulatory advancement for the approval of Ampligen for any non-CFS indication in any country jurisdiction. These indications include cancer vaccines, vaccines for infectious indications including bioterror/biowarfare, burns or other inducers of traumatic immunodeficiency;

C.	Regulatory approval and sales of Alferon for the treatment of any non-CFS indication in any country jurisdiction;

D.	Any merger, acquisition, or partnership that quantitatively improves the value of the company;

E.	Any governmental grant and/or contact, singly or in the aggregate for R & D or commercial product;

F.	Continued productive interaction with the FDA concerning issues necessary for approval of Ampligen for CFS;

G.	Continued progress towards non-USA approval of Ampligen® for Chronic Fatigue Syndrome;

H.	An overall strategic plan for Ampligen® and Alferon® to be submitted to the Board;

I.	Strategic plans for the marketing and partners for Ampligen® to be submitted to the Board;

J.	Continued development of enhancement of vaccines requiring Ampligen®;

K.	Success in the protection of Company Intellectual Property;

L.	Continued development of Alferon® LDO;

M.	Progress in the return to commercialization of Alferon N Injection®;

N.	Continued development of Ampligen® and Alferon N Injection® for treatment of influenza;

O.	Maintaining the overall financial strength of the Company and operations consistent with the budget;

P.	Implementation of research & development partnerships;

Q.	Implementation of Ampligen® clinical trials in cancer with commercial partner(s);

R.	Implementation of Ampligen® clinical trials in cancer with academic partner(s);

S.	Increase in clinical trials of Alferon N Injection® and additional indications; and,

T.	Acquisition of complimentary pharmaceutical technologies and/or drugs/vaccines.
 On an annual basis and at the sole discretion of the Compensation Committee, with input from the CEO or the Executive’s direct supervisor, the Committee evaluates the individual performance of each member of the Executive Team as to his/her achievement and/or contribution towards meeting the overall Company-wide goals along with his/her accomplishments specific to his/her job description. The outcome of the Committee’s analysis is utilized to determine if a bonus is warranted, and if so, the dollar amount or percentage of the Executive Team member’s year-end base pay rate to be awarded.

Prior to year-end or during the first fiscal quarter of the subsequent year, the Compensation Committee would complete their analysis utilizing any internal and external documentation desired, including but not limited to reports from independent analysts and/or corporate benchmarking organizations. Upon analysis completion, the Compensation Committee made formal recommendations to the Board based on their findings with regard to bonuses for the respective year ended. Due to the subjective nature of the Company-wide goals regarding the success and analysis of an Executive in meeting or exceeding elements of his/her specific job duties, the goals were not designed to be weighted in value or quantitative in nature. The bonuses were designed to be awarded based on a subjective cumulate nature of the goals deemed attainable, employee performance and progress towards achievement. The bonus threshold was designed to range from zero percent to twenty-five percent, with a target bonus of approximately twenty or twenty-five percent, calculated from the individual’s year-end base pay rate.

In June and July 2014, the Compensation Committee reviewed the Executive Team’s Company-wide goals as detailed in the Committee’s March 2014 meeting minutes along with specific goals documented in each individual’s job description. Upon individual review of each member of the Executive Team, the Committee concluded that the Executive Team members had excelled in meeting their goals and responsibilities as documented in each individual’s job description as well as made significant progress in meeting corporate goals with outstanding success. Additionally, the Committee observed that the employees had worked tirelessly over the first half of 2014 and that a performance bonus would be desirable to acknowledge the persistence, loyalty, effort and dedication of the Senior Management team.
 The Compensation Committee in light of pre-established individual, along with position appropriate Company-wide goals (A. through T. as disclosed above) and objectives, undertook a weighted-average evaluation of the performance of each key executive in order to determine respective annual incentive opportunities considering base salary and fees, short and long-term incentive opportunity and any special/supplemental benefits or payments. Based upon all the foregoing and the recommendation of the Compensation Committee, the Board approved the following 2014 Performance Bonuses be granted to the following NEO at the rate of 25% of their respective 2014 year-end base compensation:

•	William Carter (Chairman, CEO, President, Chief Scientific Officer) for $250,691;

•	Thomas Equels (Executive Vice Chairman, Secretary & General Counsel) for $134,203;

•	David Strayer (Chief Medical Officer & Medical Director) for $67,369;
There were no Performance Bonuses granted and/or paid to the NEO's for the year ended 2013.
Employee Appraisal And Merit Bonus Program
 In 2012, the Compensation Committee approved an Employee Appraisal and Merit Bonus Program for those employees not eligible for the key employee annual bonus. This Program incorporates a team concept by conducting appraisals for eligible employees in each department throughout the calendar year and then averaging the total scores per department in order to determine year-end, department-wide merit bonuses. This Program is annually renewed and at the ultimate discretion of the Compensation Committee based on various factors, including the Company’s overall accomplishment of milestones and access to Working Capital.
For the year ended 2013, no bonuses related to this program were granted to employees. In 2014, bonuses related to this program were granted to employees amounting to $57,841.

Executive Performance Incentive Bonus

As an element of their current employment contracts, William Carter (Chairman, CEO, President, Chief Scientific Officer) and Thomas Equels (Executive Vice Chairman, Secretary and General Counsel) are eligible for performance incentive bonus based on a percent, 2.5% and 5.0% respectively, of the Gross Proceeds paid to the Company as a result of sales of Alferon N Injection®, Alferon® LDO, Ampligen® or other Company products, or from any joint ventures or corporate partnering arrangements. For bonus purposes, Gross Proceeds is defined as cash amounts paid to the Company by the other parties to the joint venture or corporate partnering arrangement, but shall not include any amounts paid to the Company as reimbursement of expenses incurred; and any amounts paid to the Company in consideration for the Company's assets (i.e., plant, property, equipment, investments, etc.), equity or other securities. After the termination of this Agreement, for any reason, Dr. Carter and Mr. Equels shall be entitled to receive the incentive bonus based upon Gross Proceeds received by the Company during the three year period commencing on the termination of their Agreement with respect to any joint ventures or corporate partnering arrangements entered into by the Company during the term of the Agreement. Furthermore, Dr. Carter and Mr. Equels shall be entitled to a 5% bonus related to any sale of the Company, or any sale of a substantial portion of Company assets not in the ordinary course of its business. The aggregate incentive bonus hereunder as set forth above shall be capped not to exceed $5,000,000 annually.
 During 2012, the Compensation Committee and Board of Directors sought out and received an opinion of independent legal counsel regarding the elements of the Executive Performance Incentive Bonus created by the current employment contracts of William Carter and Thomas Equels in relation to the shares of Company stock sold through the Maxim ATM. It was the opinion of independent counsel that Section 3(c)(ii) of Dr. Carter and Mr. Equels respective agreements could reasonably be interpreted to require the Company to pay them a 5% bonus on the net proceeds resulting from the sale of securities of the Maxim ATM Offering as either (a) constitutes any sale of the Company, or (b) is a sale of substantial portion of Company assets not in the ordinary course of its business. On November 26, 2012, all of the members of the Compensation Committee authorized the payment of bonus for the Company stock sold through the Maxim ATM based on the contractual obligation and opinion of independent counsel. For the years ended 2014, 2013 and 2012, compensation was granted or paid related to the Executive Performance Incentive Program, as set forth in Section 3(c)(ii) of their respective Employment Agreements, for approximately $641,000, $12,000, and $1,159,000 to each Dr. Carter and Mr. Equels.

Long-Term Bonus Incentive Programs

The Compensation Committee believes that team oriented performance by our NEO, non-officer Executive officers and all employees, consistent with our short and long-term goals, can be achieved through the use of goal or result oriented bonus programs. For the year ending 2014, the Employee Bonus Pool Program continued to exist to provide our employees, including our NEO and certain senior, non-officer Executives, with incentives to help align their financial interests with that of Hemispherx and its stockholders. For the year ending 2014, no compensation was granted or paid in relation to Long-Term Bonus Programs.

Employee Bonus Pool Program

An element of 2009’s Employee Wage Or Hours Reduction Program was the establishment of a Bonus Pool (the “Pool”) in the case of FDA Approval (“Approval”) of Ampligen®. This bonus is to award to each employee of record at January 1, 2009 a pretax sum of 30% in wages, calculated on their base salary per annum compensation at the time of the Approval, and awarded within three months of Approval. Participants who terminate their employment prior to the Approval will not qualify for this bonus. For the year ended 2014, no compensation was granted or paid related to the Employee Bonus Pool Program.

Stock Options

The Compensation Committee believes that long-term performance is achieved through an ownership culture that encourages such performance by our NEO, non-officer Executives and all employees through the use of stock and stock-based awards. Our stock plans have been established to provide our employees, including our NEO and senior non-officer Executives, with incentives to help align their interests with the interests of stockholders. Accordingly, the Compensation Committee believes that the use of stock and stock-based awards offers the best approach to achieving long-term performance goals because:

•
Stock options align the interests of Executives and employees with those of the stockholders, support a pay-for-performance culture, foster employee stock ownership, and focus the management team on increasing value for the stockholders;

•	Stock options are performance based. All the value received by the recipient of a stock option is based on the growth of the stock price; and

•	Stock options help to provide a balance to the overall executive compensation program as base salary and our discretionary annual bonus program focus on short-term compensation.
We have historically elected, and continue to use, stock options as the primary long-term equity incentive vehicle. We have adopted stock ownership guidelines and our stock compensation plans have provided the principal method, other than through direct investment for our executives to acquire equity in our Company. The Compensation Committee believes that the annual aggregate value of these awards should be set near competitive median levels for comparable companies. However, in the early stage of our business, we provided a greater portion of total compensation to our Executives through our stock compensation plans than through cash-based compensation.
 In determining the number of stock options to be granted to NEO, non-officer Executives and employees, we take into account the individual's position, scope of responsibility, ability to affect profits and stockholder value and the individual's historic and recent performance and the value of stock options in relation to other elements of the individual's total compensation.

Our stock plans authorize us to grant options to purchase shares of common stock to our NEO, employees, Directors and consultants. Our Compensation Committee oversees the administration of our stock option plan. The Compensation Committee reviews and recommends approval by our Board of Directors of stock option awards to NEO based upon a review of competitive compensation data, its assessment of individual performance, a review of each Executive's existing long-term incentives and retention considerations. Periodic stock option grants are made at the discretion of the Board of Directors upon recommendation of the Compensation Committee to eligible NEO and employees and, in appropriate circumstances, the Compensation Committee considers the recommendations of the CEO.

As a reinforcement to employees that one of the Company’s priorities continues to be that of increasing shareholder value, the Compensation Committee and Board have historically granted the replacement of expired stock options to all current employees at the same number of shares and exercise price as had been originally issued.

Effective as of December 2011, the Compensation Committee mandated that the standard terms of options to be issued to individuals in their role as Company employees to require that such options not vest sooner than one year from the date of issuance and that, to the extent that any such options have not vested on the date of an Executive’s termination, the options shall be void as to such unvested portion.

The following Options were issued to NEO in their role as employees during 2014:

•
On June 6, 2014, we granted options to William A. Carter, Chairman, Chief Executive Officer and Chief Scientific Officer, consistent with his employment agreement, to purchase 500,000 ten year options to purchase common stock at $0.36 per share which vest in entirety in one year;

•
On June 6, 2014, we granted options to Thomas K. Equels, Executive Vice Chairman, Secretary and General Counsel, consistent with his employment agreement 300,000 ten year options to purchase common stock at $0.36 per share which vest in entirety in one year; and

•
On June 6, 2014, we granted options to Wayne Springate, SVP Operations, consistent with his employment agreement 50,000 ten year options to purchase common stock at $0.36 per share which vest in entirety in one year;

The following Options were issued to NEO in their role as employees during 2013:

•
On June 6, 2013, we granted options to William A. Carter, Chairman, Chief Executive Officer and Chief Scientific Officer, consistent with his employment agreement, to purchase 500,000 ten year options to purchase common stock at $0.31 per share which vest in entirety in one year; and

•
On June 6, 2013, we granted options to Thomas K. Equels, Executive Vice Chairman, Secretary and General Counsel, consistent with his employment agreement 300,000 ten year options to purchase common stock at $0.31 per share which vest in entirety in one year;

The following Options were issued to NEOs in their role as employees during 2012:

•
On April 13, 2012, we granted 10 year term replacement options to purchase 10,000 shares of our common stock at an exercise price of $4.03 per share that vested immediately to both Dr. William Carter, Chairman, Chief Executive Officer and Chief Scientific Officer, and Dr. David Strayer, Chief Medical Officer and Medical Director, respectively;

•
On June 5, 2012, we granted options to purchase 50,000 shares of our common stock at an exercise price of $0.29 per share, or 110% of the closing price of the stock on the NYSE MKT as of June 4, 2012 with total vesting in twelve months, to Robert Dickey, Senior Vice President;

•
On June 11, 2012, we granted options to purchase 500,000 shares of our common stock at an exercise price of $0.31 per share, or 110% of the $0.28 closing price of the stock on the NYSE MKT as of June 10, 2012 with total vesting in twelve months, to William A. Carter, Chairman, Chief Executive Officer and Chief Scientific Officer, consistent with his employment agreement; and

•
On June 11, 2012, we granted options to purchase 300,000 shares of our common stock at an exercise price of $0.31 per share, or 110% of the $0.28 closing price of the stock on the NYSE MKT as of June 10, 2012 with total vesting in twelve months, to Thomas K. Equels, Executive Vice Chairman, Secretary and General Counsel, consistent with his employment agreement.

Claw-Back Compensation Recoupment Provisions

Effective December 2011, all Executive compensation including and without limitation to base salary, bonuses, stock options, and fringe benefits, shall be subject to recoupment from the Employee by the Company pursuant to the Company’s Executive Compensation Recoupment Policies adopted December 1, 2011, as may be amended by the Company’s Board of Directors from time to time to remain in compliance with the claw-back compensation recoupment provisions of the Dodd-Frank Act.

Other Compensation

We provide the following benefits to our NEO generally on the same bases as benefits provided to all full-time employees:

•	Health, vision and dental insurance;

•	Life insurance;

•	Short and long-term disability insurance; and

•	401(k) with Company matching of up to 6% of employee’s contribution or to the extent of IRS regulations, whichever is lower.
The Compensation Committee believes that these benefits are consistent with those offered by other companies, specifically those provided by our peers. Occasionally, certain Executives separately negotiate other benefits in addition to the benefits described above. The following additional benefits were provided in 2012 NEO as an element of their respective employment:

Dr. William Carter, Chief Executive Officer and Chief Scientific Officer:

•	Automobile allowance;

•	Reimbursement of home office, computer, internet, phone and telefax expenses;

•	Health, vision and dental insurance fully paid by the Company; and

•	Supplementary life and disability insurance policies.
Thomas Equels, General Counsel:

•	Automobile allowance;

•	Predetermined allowance for the Company’s utilization of Florida offices of Equels Law Firm;

•	Reimbursement of home office, computer, internet, phone and telefax expenses;

•	Health, vision and dental insurance fully paid by the Company; and

•	Supplementary life and disability insurance policies.
401(k) Plan

In December 1995, we established a defined contribution plan, effective January 1, 1995, entitled the Hemispherx Biopharma employees 401(k) Plan and Trust Agreement. All of our full-time employees are eligible to participate in the 401(k) plan following one year of employment. Subject to certain limitations imposed by Federal Tax laws, participants are eligible to contribute up to 15% of their salary (including bonuses and/or commissions) per annum. Through March 14, 2008, Participants' contributions to the 401(k) plan were matched by Hemispherx at a rate determined annually by the Board of Directors. Each participant immediately vests in his or her deferred salary contributions, while our contributions will vest over one year.

Effective March 15, 2008 and continuing through December 31, 2009, we halted our matching of 401(k) contributions provided to the account for each eligible participant. Effective January 1, 2010, our Compensation Committee reestablished

Hemispherx’ 100% matching of up to 6% of the 401(k) contributions provided to the account for each eligible participant, to the dollar extent permitted by IRS regulations, including without exception each eligible Named Executive Officer.

Severance

In determining whether to approve and setting the terms of severance arrangements, the Compensation Committee recognizes that Executives, especially highly ranked Executives, often face challenges securing new employment following termination. Upon termination of employment, the following NEO currently are entitled to receive severance payments under their employment and/or engagement agreements:

•	William A. Carter, Chairman of the Board, Chief Executive Officer, President and Chief Scientific Officer;

•	Thomas K. Equels, Executive Vice Chairman of the Board, Secretary and General Counsel; and

The Compensation Committee believes that severance agreements provided to these individuals are generally in line with severance packages offered to executive officers of companies of similar size. Alternately, Dr. David Strayer is currently not covered under an existing severance agreement. Any severance benefits payable to them under similar circumstances would be determined by the Compensation Committee in its discretion. See “Estimated Payments Following Severance — Named Executive Officers”.

Conclusion

Our compensation policies are designed to retain and motivate our Executive Officers, other non-officer Executives and non-Executives and to ultimately reward them for outstanding individual and corporate performance.
 __________________________________________________
COMPENSATION COMMITTEE REPORT

The Compensation Committee of our Board of Directors oversees our compensation program on behalf of the Board. In fulfilling its oversight responsibilities, the Committee reviewed and discussed with Management the Executive Compensation Discussion and Analysis set forth in this Form 10-K for the fiscal year ended December 31, 2014.

In reliance on the review and discussions referred to above, the Committee recommended to the Board that the Compensation Discussion and Analysis be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014 and Hemispherx’ Proxy Statement to be filed in connection with Hemispherx’ 2015 Annual Meeting of Stockholders.

COMPENSATION COMMITTEE
Dr. Iraj E. Kiani, Committee Chairman
Dr. William M. Mitchell
Mr. Peter W. Rodino

The foregoing Compensation Committee report shall not be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act, and shall not otherwise be deemed filed under these acts, except to the extent we incorporate by reference into such filings.

Compliance with Internal Revenue Code Section 162(m) and 409A & 409(b)

One of the factors the Compensation Committee considers in connection with compensation matters is the anticipated tax treatment to Hemispherx and to the Executives of the compensation arrangements. The deductibility of certain types of compensation depends upon the timing of an executive’s vesting in, or exercise of, previously granted rights. Moreover, interpretation of, and changes in, the tax laws and other factors beyond the Compensation Committee’s control also affect the deductibility of compensation. Accordingly, the Compensation Committee will not necessarily limit executive compensation to that deductible under Section 162(m) or 409A & 409(b) of the Code. The Compensation Committee will consider various alternatives to preserving the deductibility of compensation payments and benefits to the extent consistent with its other compensation objectives.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Our Compensation Committee of the Board of Directors, consisting of Dr. Iraj E. Kiani, the Committee Chair, Dr. William M. Mitchell and Peter W. Rodino are all independent directors. There are no interlocking relationships.

EXECUTIVE COMPENSATION

The following table provides information on the compensation during the fiscal years ended December 31, 2014, 2013 and 2012 of our Chief Executive Officer, Chief Financial Officer, and Chief Medical Officer constituting the Company’s Named Executive Officers, based on the year ended 2014 for each fiscal year.

Summary Compensation Table

Name & Principal Position	Year	Salary / Fees (3)	Bonus		Stock Awards (15)	Option Awards (3) (10)		Non-Equity Incentive Plan Compensation	Change in Pension Valued and NQDC Earnings ($)	All Other Compensation		Total (3)
William A. Carter	2014	$1,185,225	$891,479	(49)	$—	$135,030	(16)	$—	—	$153,141	(11)	$2,364,875
CEO, President & CSO (1) (3)	2013	$1,167,711	$12,444	(4)	—	$125,699	(1)	—	—	$147,662	(11)	$1,453,516
	2012	$1,143,692	$1,401,099	(48)	—	$133,627	(15)	—	—	$148,938	(11)	$2,827,356

Thomas K. Equels	2014	$719,273	$774,990	(49)	—	$69,199	(2)	—	—	$104,987	(12)	$1,668,449
General Counsel and Chief	2013	$708,644	$12,444	(4)	—	$86,826	(2)	—	—	$95,250	(12)	$903,164
Financial Officer (2) (3)	2012	$694,068	$1,288,693	(48)	—	$87,246	(2)	—	—	$101,450	(12)	$2,171,457

David Strayer	2014	$269,475	$67,369	(9)	—	$746	(7)	—	—	$29,744	(13)	$367,334
CMO & Medical Director	2013	$265,493	$—		—	$—		—	—	$25,602	(13)	$291,095
	2012	$260,032	$65,008	(8)	—	$1,534	(5)	—	—	$10,030	(13)	$336,604

Notes:

(1)
Dr. Carter renewed his Employment Agreements on June 11, 2010, which was amended on July 15, 2010, then amended and restated on December 6, 2011, that granted him the annual Option to purchase 500,000 shares of Hemispherx common stock as an element of his Employment Agreement.

(2)
Mr. Equels transitioned from the role of external to internal General Counsel and Litigation Counsel effective June 1, 2010 with an Employment Agreement of June 11, 2010, which was amended on July 15, 2010, then amended and restated December 6, 2011, that granted him the annual Option to purchase 300,000 shares of Hemispherx common stock as an element of his Employment Agreement.

(3)
For Named Executive Officers, who are also Directors that receive compensation for their services as a Director, the Salary/Fees and Option Awards columns include compensation that was received by them for their role as a member of the Board of Directors. As is required by Regulation S-K, Item 402(c), compensation for services as a Director have been reported within the “Summary Compensation Table” (above) for fiscal years of 2014, 2013 and 2012 as well as reported separately in the “Compensation of Directors” section (see below) for calendar year 2014.

(4)
On November 26, 2012, the Compensation Committee authorized the payment of a bonus of 5% on the net dollar proceeds resulting from the sale of Company stock sold through the Maxim ATM to Dr. Carter and Mr. Equels based on the contractual obligation and opinion of independent legal counsel, as set forth in Section 3(c)(ii) of their respective Employment Agreements. Amounts include for 2012, 2013 and 2014, compensation was granted or paid to each Dr. Carter and Mr. Equels, respectively, pursuant to this bonus.

(5)
On April 13, 2012, the Compensation Committee granted 10 year term replacement options to purchase 10,000 shares of our common stock at an exercise price of $4.03 per share that vested immediately to both Dr. Carter and Dr. Strayer.

(6)
On December 8, 2014, the Compensation Committee granted 10 year term replacement options to purchase 320,000 shares of our common stock at an exercise price of $2.60 per share that vest over a 12 month period to Dr. Carter.

(7)
On December 8, 2014, the Compensation Committee granted 10 year term replacement options to purchase 10,000 shares of our common stock at an exercise price of $1.90 per share that vest over a 12 month period to Dr. Strayer.

(8)
On January 10, 2013, our Compensation Committee of the Board of Directors awarded bonuses to certain NEO and senior, non-officer Executives in recognition for their achievement towards our Company-wide and individual goals in 2012.

(9)
On July 3, 2014, our Compensation Committee of the Board of Directors awarded bonuses to certain NEO and senior, non-officer Executives in recognition for their achievement towards our Company-wide and individual goals in 2014.

(10)
The value was obtained using the Black-Scholes-Merton pricing model for stock-based compensation in accordance with FASB ASC 718 (formerly SFAS 123R). See Note 2(j) Stock-Based Compensation in the financial statements.

(11)	Dr. Carter’s All Other Compensation Consists of:

	2014	2013	2012
Life and Disability Insurance	$93,295	$84,709	$79,322
Healthcare Insurance	14,246	17,653	24,616
Company Car Expenses / Car Allowance	30,000	30,000	30,000
Outside Office Expenses	—	—	—
401(k) Matching Funds	15,600	15,300	15,000
	$153,141	$147,662	$148,938

(12)	Mr. Equels’ All Other Compensation consists of:

	2014	2013	2012
Life and Disability Insurance	$35,280	$19,420	$27,350
Healthcare Insurance	36,107	42,530	41,100
Car Expenses / Allowance	18,000	18,000	18,000
Outside Office Expenses	—	—	—
401(k) Matching Funds	15,600	15,300	15,000
	$104,987	$95,250	$101,450

(13)	Dr. Strayer’s All Other Compensation consists of:

	2014	2013	2012
Life and Disability Insurance	$—	$—	$—
Healthcare Insurance	14,144	10,302	10,030
401(k) Matching Funds	15,600	15,300	-
	$29,744	$25,602	$10,030

Grants of Plan Based Awards

Name	Grant Date (2)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards				All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities of Underlying Options (#)(2)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
		Threshold ($)	Target ($)	Maximum ($)	Thres hold ($)	Target ($)		Maximum ($)
William A. Carter,
Chief Executive Officer	6/6/2014	—	200,553	250,691	—	75,617	(3)			500,000	$0.36	$115,331

Thomas K. Equels,
General Counsel	6/6/2013	—	107,362	134,203	—	45,370	(3)	—	—	300,000	$0.36	$69,199

David Strayer,		—	53,895	67,369	—	—		—	—	—	$—	$—
Medical Director

Notes:

(1)
For 2014, the Compensation Committee continued its practice of not establishing or estimating possible future payouts to the NEO under a Cash Bonus Plan. All Bonuses are at the discretion of the Compensation Committee. Utilizing existing Employment Agreements as a benchmark and the respective employees’ Base Salary at January 1, 2015, the “Target” was estimated at 20% of the Base Salary and “Maximum” was estimated at 25% of Base Salary. There were no Non-Equity Incentive Plan Awards granted and/or paid to the NEO's for the year ending 2014.

(2)
Consists of stock options granted during 2014 under our 2009 Equity Incentive Plan. The stock options have a ten-year term and an exercise price equal to 110% of the NYSE MKT closing market price of our common stock on the date of grant. The value was obtained using the Black-Scholes-Merton pricing model for stock-based compensation in accordance with FASB ASC 718 (formerly SFAS 123R).

(3)
Consists of stock options contractually required per the NEO’s respective Employment Agreement to be granted during 2014 under our 2009 Equity Incentive Plan. The stock options have a ten-year term and an exercise price equal to 110% of the NYSE MKT closing market price of our common stock on the date of grant. For the purpose of this schedule, a NYSE MKT closing price at December 31, 2014 of $0.25 was assumed with an estimated exercise price of $0.36. The value was obtained using the Black-Scholes-Merton pricing model for stock-based compensation in accordance with FASB ASC 718 (formerly SFAS 123R).

Outstanding Equity Awards At Fiscal Year End

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested (#)
William	1,450,000	—	—	2.20	9/17/2018	—	—	—	—
Carter,	1,000,000	—	—	2.00	9/9/2017	—	—	—	—
Chief	190,000	—	—	4.00	2/18/2018	—	—	—	—
Executive	73,728	—	—	2.71	12/12/2020	—	—	—	—
Officer	10,000	—	—	4.03	4/13/2022	—	—	—	—
	—	320,000	—	2.60	12/8/2024	—	—	—	—
	100,000	—	—	1.75	4/26/2015	—	—	—	—
	465,000	—	—	1.86	6/30/2015	—	—	—	—
	70,000	—	—	2.87	12/9/2015	—	—	—	—
	300,000	—	—	2.38	1/1/2016	—	—	—	—
	10,000	—	—	2.61	12/8/2015	—	—	—	—
	376,650	—	—	3.78	2/22/2016	—	—	—	—
	1,400,000	—	—	3.50	9/30/2017	—	—	—	—
	500,000	—	—	0.66	6/11/2020	—	—	—	—
	500,000	—	—	0.41	7/15/2021	—	—	—	—
	100,000	—	—	0.29	6/6/2022	—	—	—	—
	500,000	—	—	0.31	6/11/2022	—	—	—	—
	500,000	—	—	0.31	6/6/2023	—	—	—	—
	150,000	—	—	0.25	8/2/2023	—	—	—	—
	—	500,000	—	0.36	6/6/2024	—	—	—	—

Thomas	300,000	—	—	0.66	6/11/2020	—	—	—	—
Equels,	300,000	—	—	0.41	6/24/2021	—	—	—	—
General Counsel and Chief	100,000	—	—	0.29	6/6/2022	—	—	—	—
Financial Officer	300,000	—	—	0.31	6/11/2022	—	—	—	—
	300,000	—	—	0.31	6/6/2013	—	—	—	—
	150,000	—	—	0.25	8/2/2023	—	—	—	—
	—	300,000	—	0.36	6/6/2024	—	—	—	—

David	50,000	—	—	2.00	9/9/2017	—	—	—	—
Stayer,	50,000	—	—	4.00	2/28/2018	—	—	—	—
Medical	10,000	—	—	4.03	4/13/2022	—	—	—	—
Director	20,000	—	—	2.37	1/23/2017	—	—	—	—
	—	10,000	—	1.90	12/8/2024	—	—	—	—
	10,000	—	—	2.61	12/8/2015	—	—	—	—

15,000	—	—	2.20	11/20/2016	—	—	—	—
25,000	—	—	1.30	12/6/2017	—	—	—	—

Option Exercises And Stock Vested

	Option Awards		Stock Awards
Name and Principal Position	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
William A. Carter,	—	—	—	—
Chief Executive Officer

Thomas K. Equels,	—	—	—	—
General Counsel

Charles T. Bernhardt,	—	—	—	—
Chief Financial Officer

Robert Dickey,	—	—	—	—
Senior Vice President

David Strayer,	—	—	—	—
Medical Director

Payments on Disability

At December 31, 2014, we had employment agreements with Dr. Carter and Mr. Equels which entitled them Base Salary and applicable benefits otherwise due and payable through the last day of the month in which disability occurs and for an additional twelve month period. Each current NEO has the same short and long-term disability coverage which is available to all eligible employees. The coverage for short-term disability provides up to six months of full salary continuation up to 60% of weekly pay, less other income, with a $1,500 weekly maximum limit. The coverage for group long-term disability provides coverage at the exhaustion of short-term disability benefits of full salary continuation up to 60% of monthly pay, less other income, with a $10,000 monthly maximum limit. The maximum benefit period for the group long-term disability coverage is 60 months for those age 60 and younger at the time of the claim with the coverage period proportionately reduced with the advanced age of the eligible employee to a minimum coverage period of 12 months for those of 69 years old and older as of the date of the claim. For the period June 2010 through 2014 pursuant to their respective employment agreements and payable by us, Dr. Carter is entitled to receive total disability coverage of $500,000 and Mr. Equels is entitled to receive total disability coverage of $400,000.

Payments on Death

At December 31, 2014, we had employment agreements with Dr. Carter and Mr. Equels which entitled them Base Salary and applicable benefits otherwise due and payable through the last day of the month in which death occurs and for an additional twelve month period. Each NEO has coverage of group life insurance, along with accidental death and dismemberment benefits, consistent to the dollar value available to all eligible employees. The benefit is equal to two times current salary or wage with a maximum limit of $300,000, plus any supplemental life insurance elected and paid for by the NEO. For the period June 2010 and through 2014 pursuant to their respective employment agreements and payable by us, Dr. Carter is entitled to receive total death benefit coverage of $6,000,000 and Mr. Equels is entitled to receive total death benefit coverage of $3,000,000.

 Estimated Payments Following Severance — Named Executive Officers

At December 31, 2014, we had employment agreements with Dr. Carter and Mr. Equels which entitled them to severance benefits on certain types of employment terminations not related to a change in control. Dr. Strayer is not covered by an employment agreement and therefore would only receive severance as determined by the Compensation Committee in its discretion. On November 15, 2013, Charles T. Bernhardt resigned as our Chief Financial Officer and Chief Accounting Officer effective December 27, 2013. Due to the resignation of Mr. Bernhardt, we elected not to disclose any estimated payments following severance for this individual. In addition, any amount due Mr. Bernhardt following his resignation is currently in dispute and the subject of litigation. - See "Part 1; Item 3. Legal Proceedings" in the accompanying 2014 Annual Report on Form 10-K.

The dollar amounts below assume that the termination occurred on January 1, 2015. The actual dollar amounts to be paid can only be determined at the time of the NEO’s separation from Hemispherx based on their prevailing compensation and employment agreements along with any determination by the Compensation Committee in its discretion.

Name	Event	Cash Severance ($)	Value of Stock Awards That Will Become Vested (1) ($)	Continuation of Medical Benefits (2) ($)	Additional Life Insurance (3) ($)	Total ($)
William A. Carter	Involuntary (no cause)	2,676,540	361,882	42,738	279,885	3,361,045
Chief Executive Officer	Termination (for cause)	—	—	—	—	—
	Death or disability	1,002,763	90,471	14,246	93,295	1,200,775
	Termination by employee or retirement	1,002,763	90,471	14,246	93,295	1,200,775

Thomas K. Equels	Involuntary (no cause)	1,610,433	205,310	108,321	105,840	2,029,904
General Counsel	Termination (for cause)	—	—	—	—	—
	Death or disability	536,811	51,328	36,107	35,280	659,526
	Termination by employee or retirement	536,811	51,328	36,107	35,280	659,526

David Strayer	Involuntary (no cause)	—	—	—	—	—
Medical Director	Termination (for cause)	—	—	—	—	—
	Death or disability	—	—	—	—	—
	Termination by employee or retirement	—	—	—	—	—

Notes:

(1)
Consists of stock options contractually required per the employee’s respective Employment Agreement to be granted during each calendar year of the term under our 2009 Equity Incentive Plan. The stock options have a ten-year term and an exercise price equal to 110% of the closing market price of the our common stock on the date of grant. For the purpose of this schedule, a NYSE MKT closing price at December 31, 2014 of $0.25 was utilized with an estimated exercise price of $0.36. The value was obtained using the Black-Scholes-Merton pricing model for stock-based compensation in accordance with FASB ASC 718 (formerly SFAS 123R).

(2)	This amount reflects the current premium incremental cost to the Company for continuation of elected benefits to the extent required under an applicable agreement.

(3)	The life insurance benefit represents life insurance paid for by the Company including the standard coverage offer to all full-time employees.
Payments on Termination in Connection With a Change in Control Named Executive Officers
 At December 31, 2014, we had employment agreements with Dr. Carter and Mr. Equels which entitled them to severance benefits on certain types of employment terminations related to a change in control thereby the term of their respective agreements would automatically be extended for three additional years. Dr. Strayer is not covered by an employment agreement and therefore would only receive severance from a change in control as determined by the Compensation Committee in its discretion. Any specific benefits for these two NEO would be determined by the Compensation Committee in its discretion.

The dollar amounts in the chart below assume that change in control termination occurred on January 1, 2015, based on the employment agreements that existed at that time. The actual dollar amounts to be paid can only be determined at the time of the NEO’s separation from Hemispherx based on their prevailing compensation and employment agreements along with any determination by the Compensation Committee in its discretion.

Estimated Benefits on Termination Following a Change in Control — December 31, 2014
 The following table shows potential payments to the NEO if their employment terminates following a change in control under contracts, agreements, plans or arrangements at December 31, 2014. The amounts assume a January 1, 2015 termination date regarding base pay and use of the opening price of $0.25 on the NYSE MKT for our common stock at that date.

Name	Aggregate Severance Pay ($)		PVSU Acceleration (2) ($)	Early Vesting of Restricted Stock (4) (5) ($)	Early Vesting of Stock Options and SARs (3) ($)	Acceleration and Vesting of Supplemental Award (5) ($)		Welfare Benefits Continuation (6) (7) ($)		Outplacement Assistance ($)	Parachute Tax Gross-up Payment ($)	Total ($)
William A. Carter	4,689,582	(1)	—	—	—	723,764	(4)	735,246	(1)	—	—	6,148,592
Thomas K. Equels	3,220,866	(1)	—	—	—	410,620	(4)	518,322	(1)	—	—	4,149,808
David Strayer	—		—	—	—	—		—		—	—	—

Notes:

(1)
This amount represents the base salary or benefits for remaining term of the NEO’s employment agreement plus a three year extension in the term upon the occurrence of a termination from a change in control. The existing employment agreements with Dr. Carter and Mr. Equels have a term through December 31, 2016.

(2)
This amount represents the payout of all outstanding performance-vesting share units (“PVSU”) awarded on a change in control at the target payout level with each award then pro-rated based on the time elapsed for the applicable three-year performance period.

(3)
This amount is the intrinsic value [fair market value on January 1, 2015 ($0.25 per share) minus the per share exercise price of 110%] of all unvested stock options for each NEO, including Stock Appreciation Rights (“SAR”). Any option with an exercise price of greater than fair market value was assumed to be cancelled for no consideration and, therefore, had no intrinsic value.

(4)
This amount represents the options to be issued annually for the remaining term of the NEO’s employment agreement plus a three year extension in the occurrence of termination from a change in control. The calculation was based on a NYSE MKT closing price for December 31, 2014 of $0.25 with an estimated exercise price of $0.36 (110% prior NYSE MKT closing value). The value was obtained using the Black-Scholes-Merton pricing model for stock-based compensation in accordance with FASB ASC 718 (formerly SFAS 123R).

(5)	Any purchase rights represented by the Option not then vested shall, upon a change in control, shall become vested.

(6)	This amount represents the employer-paid portion of the premiums for medical, dental, vision, life and disability insurance coverage utilizing the costs as of January 1, 2015.

(7)	This amount also includes the estimated cost of Company’s 100% match 401(k) contributions up to 6% of Base Pay to a maximum of $15,000 per year.
Definition of “Change in Control”.For each agreement, a “Change in Control” is defined generally as any such event that requires a report to the SEC, but includes any of the following:

•
Any person or entity other than Hemispherx, any of our current Directors or Officers or a Trustee or fiduciary holding our securities, becomes the beneficial owner of more than 50% of the combined voting power of our outstanding securities;

•	An acquisition, sale, merger or other transaction that results in a change in ownership of more than 50% of the combined voting power of our stock or the sale/transfer of more than 75% of our assets;

•
A change in the majority of our Board of Directors over a two-year period that is not approved by at least two-thirds of the Directors then in office who were Directors at the beginning of the period; or

•	Execution of an agreement with Hemispherx, which if consummated, would result in any of the above events.
Definition of “Constructive Termination”. A “Constructive Termination” generally includes any of the following actions taken by Hemispherx without the Executive’s written consent following a change in control:

•	Significantly reducing or diminishing the nature or scope of the executive’s authority or duties;

•	Materially reducing the executive’s annual salary or incentive compensation opportunities;

•	Changing the executive’s office location so that he must commute more than 50 miles, as compared to his commute as of the date of the agreement;

•	Failing to provide substantially similar fringe benefits, or substitute benefits that were substantially similar taken as a whole, to the benefits provided as of the date of the agreement; or

•	Failing to obtain a satisfactory agreement from any successor to Hemispherx to assume and agree to perform the obligations under the agreement.
However, no constructive termination occurs if the executive:

•	Fails to give us written notice of his intention to claim constructive termination and the basis for that claim at least 10 days in advance of the effective date of the executive’s resignation; or

•	We cure the circumstances giving rise to the constructive termination before the effective date of the executive’s resignation.
Available Information
Our Internet website is www.hemispherx.net and you may find our SEC filings in the “Investor Relations” under “SEC Filings”. We provide access to our filings with the SEC, free of charge through www.sec.gov, as soon as reasonably practicable after filing with the SEC. Our Internet website and the information contained on that website, or accessible from our website, is not intended to be incorporated into this Annual Report on Form 10-K or any other filings we make with the SEC.

Post-Employment Compensation

We have agreements with the following NEOs who have benefits upon termination as a condition of their respective employment agreements: Dr. William Carter, our Chairman, Chief Executive Officer, President and Chief Scientific Officer; and Thomas K. Equels, our Executive Vice Chairman, Secretary and General Counsel.

The following is a description of post-employment compensation payable to the respective NEO. If a NEO does not have a specific benefit, they will not be mentioned in the subsection. In such event, the NEO does not have any such benefits upon termination unless otherwise required by law.

Termination for Cause

All of our NEO can be terminated for cause. For Dr. Carter and Mr. Equels, “Cause” means willful engaging in illegal conduct, gross misconduct or gross violation of the Company’s Code of Ethics and Business Conduct for Officers which is demonstrably and materially injurious to the Company. For purposes of their respective agreements, no act, or failure to act, on employee's part shall be deemed "willful" unless done intentionally by employee and not in good faith and without reasonable belief that employee's action or omission was in the best interest of the Company. Notwithstanding the foregoing, employee shall not be deemed to have been terminated for Cause unless and until the Company delivers to the employee a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters of the Directors of the Board at a meeting of the Board called and held for such purpose (after reasonable notice to employee and an opportunity for Employee, together with counsel, to be heard before the Board) finding that, in the good faith opinion of the Board, employee was guilty of conduct set forth above and specifying the particulars thereof in detail. In the event that their employment is terminated for Cause, the Company shall pay them, at the time of such termination, only the compensation and benefits otherwise due and payable to them through the last day of their actual employment by the Company.

Termination without Cause

Dr. Carter and Mr. Equels are each entitled to the compensation and benefits otherwise due and payable to them through the last day of the then current term of their respective agreements. In the event that they are terminated at any time without "Cause" the Company shall pay to them, at the time of such termination, the compensation and benefits otherwise due and payable through the last day of the then current term of their Agreement. However, benefit distributions that are made due to a “separation from service” occurring while they are a Named Executive Officer shall not be made during the first six months following separation from service. Rather, any distribution which would otherwise be paid to them during such period shall be accumulated and paid to them in a lump sum on the first day of the seventh month following the “separation from service”. All subsequent distributions shall be paid in the manner specified.

Death or Disability
 Dr. Carter and Mr. Equels can be terminated for death or disability. For each, “Disability” means their inability to effectively carry out substantially all of their duties under their agreement by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted for a continuous period of not less than 12 months. In the event their employment is terminated due to his death or disability, the Company will pay to each (or their respective estate as the case may be), at the time of such termination, the Base Salary and applicable benefits otherwise due and payable through the last day of the month in which such termination occurs and for an additional 12 month period.

Termination by Officer and Employee

All NEO employment agreements have the right to terminate their respective agreement upon thirty (30) days or less of prior written notice of termination. In such event, Dr. Carter and Mr. Equels are specifically entitled to fees due to them through the last day of the month in which such termination occurs and for 12 months thereafter. All others NEO are entitled to the fees due to them through the last day of the month in which such termination occurs.

Change in Control

As an element of their employment agreements, Dr. Carter and Mr. Equels are entitled to benefits upon a Change in Control or Constructive Termination that include that any unvested Options immediately vest and the term of their respective employment agreements automatically extend for an additional three years. In the event of a Change in Control, the Company is responsible for the base salary or benefits for remaining term of the NEO’s employment agreement plus an automatic three year extension in the term of the agreement. The existing employment agreements with Dr. Carter and Mr. Equels have a term through December 31, 2016.

Compensation of Directors

Our Compensation, Audit and Corporate Governance and Nomination Committees, consist of Dr. Iraj E. Kiani, Compensation Committee Chair, Dr. William M. Mitchell, Corporate Governance and Nomination Committee Chair, and Peter W. Rodino, Audit Committee Chair, all of whom are independent Board of Director members.

Hemispherx reimburses Directors for travel expenses incurred in connection with attending board, committee, stockholder and special meetings along with other Company business-related expenses. Hemispherx does not provide retirement benefits or other perquisites to non-employee Directors under any current program.

Commencing as of January 1, 2013, a 2.1% cost of living increase was granted to Board member Directors' fee compensation, increasing 2012's annual retainer from $176,068 to $179,766 for 2013. Commencing as of January 1, 2014, a 1.5% cost of living increase was granted to Board member Directors' fee compensation, increasing 2014's annual retainer from $176,766 to $182,462 for 2014. Directors' fees will continue to be paid quarterly in cash at the end of each calendar quarter.
All Directors have been granted options to purchase common stock under our Stock Option Plans and/or Warrants to purchase common stock. We believe such compensation and payments are necessary in order for us to attract and retain qualified outside directors. To the extent that share compensation would exceed 1,000,000 shares in the aggregate for the ten year period commencing January 1, 2003, as previously approved by Resolution of the Board of September 9, 2003, shares for share compensation were issued under the our 2007 and 2009 Equity Incentive Plans.

Director Compensation - 2014

Name and Title of Director	Fees Earned or Paid in Cash ($)		Stock Award ($)	Option Awards ($)		Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation As Director ($)	Total ($)
W. Carter, Chairman	182,462	(4)	—	19,699	(1,4)	—	—	—	202,161
T. Equels, Executive Vice Chairman & Secretary	182,462	(4)	—	—	(4)	—	—	—	182,462
W. Mitchell, Director (3)	182,462		—	5,126	(2)	—	—	—	187,588
Peter W. Rodino (3)	182,462		—	—					182,462
I. Kiani, Director (3)	182,462		—	—		—	—	—	182,462

Notes:

(1)
On December 8, 2014, the Compensation Committee granted 10 year term replacement options to purchase 320,000 shares of our common stock at an exercise price of $2.60 per share that vest over a 12 month period to Dr. Carter. The value was obtained using the Black-Scholes-Merton pricing model for stock-based compensation in accordance with FASB ASC 718 (formerly SFAS 123R).

(2)
On December 8, 2014, the Compensation Committee granted 10 year term replacement options to purchase 50,000 shares of our common stock at an exercise price of $2.60 per share that vest over a 12 month period to Dr. Mitchell. The value was obtained using the Black-Scholes-Merton pricing model for stock-based compensation in accordance with FASB ASC 718 (formerly SFAS 123R).

(3)	Independent Director of the Company.

(4)
Only includes compensation received in the role as member of the Board of Directors and does not include compensation received in the capacity of a Named Executive Officer. As is required by Regulation S-K, Item 402(c), compensation as a Director has also been reported within the “Summary Compensation Table” regarding Named Executive Officer Compensation during fiscal years of 2014, 2013 and 2012 (see above).

PRINCIPAL STOCKHOLDERS

The following table sets forth as of August 4, 2015, the record date, the number and percentage of outstanding shares of common stock beneficially owned by:

•	Each person, individually or as a group, known to us to be deemed the beneficial owners of five percent or more of our issued and outstanding common stock;

•	Each of our Directors and the Named Executives Officers; and

•	All of our officers and directors as a group.

Name and Address of Beneficial Owner	Shares Beneficially Owned		% Of Shares Beneficially Owned
William A. Carter, M.D.	10,558,174	(12)	4.12%
Thomas K. Equels	3,846,640	(3)	1.54%
Peter W. Rodino III 17400 Sterling Lake Drive Fort Myers, FL 33967	150,000	(4)	*
William M. Mitchell, M.D. Vanderbilt University Department of Pathology Medical Center North 21st and Garland Nashville, TN 37232	766,025	(56)	*
Iraj E. Kiani, N.D., Ph.D. Orange County Immune Institute 18800 Delaware Street Huntingdon Beach, CA 92648	942,886	(7)	*
Wayne S. Springate 783 Jersey Ave. New Brunswick, NJ 08901	392,421	(8)	*
David R. Strayer, M.D.	477,681	(9)	*
All directors and executive officers as a group (7 persons)	17,133,827		6.58%

* Ownership of less than 1%

(1)
Dr. Carter is our Chairman, Chief Executive Officer and Chief Scientific Officer. He beneficially owns 1,150,585 shares of common stock and beneficially owns 8,915,378 shares issuable or issued upon exercise of:

Options	Plan	Date Issued	Exercise Price	Number Of Shares	Expiration Date

	2004	4/13/2012	$4.03	10,000	4/13/2022
	2009	12/22/2010	$2.71	73,728	12/22/2020
	2004	7/1/2005	$1.86	465,000	6/30/2015
	2004	12/9/2005	$2.61	10,000	12/8/2015
	2004	12/9/2005	$2.87	70,000	12/9/2015
	2004	1/1/2006	$2.38	300,000	1/1/2016
	2004	2/22/2006	$3.78	376,650	2/22/2016
	2004	9/10/2007	$2.00	1,000,000	9/9/2017
	2004	10/1/2007	$3.50	1,400,000	9/30/2017
	2004	2/18/2008	$4.00	190,000	2/18/2018
	2007	9/17/2008	$2.20	1,450,000	9/17/2018
	2009	6/11/2010	$0.66	500,000	6/11/2020
	2009	7/15/2011	$0.41	500,000	7/15/2021
	2009	6/5/2012	$0.29	100,000	6/6/2022
	2009	6/11/2012	$0.31	500,000	6/11/2022
	2009	6/6/2013	$0.31	500,000	6/6/2013
	2009	8/2/2013	$0.25	150,000	8/2/2013
	2009	6/6/2014	$0.36	500,000	6/6/2024
	2009	12/8/2014	$2.60	320,000	12/8/2024
	2009	6/8/2015	$0.25	500,000	6/8/2025
Total Options				8,915,378
Warrants
Total Warrants	2009	2/1/2009	$0.51	491,196	2/1/2019

(2)	Katalin Kovari, M.D, is the spouse of Dr. Carter and accordingly all shares owned by each are deemed to be beneficially owned by the other. Dr. Kovari owns 1,015 shares of common stock.

(3)
Mr. Equels is Executive Vice Chairman of our Board of Directors, Secretary and General Counsel who beneficially owns 1,305,444 shares of common stock and beneficially owns 2,541,196 shares issuable or issued upon exercise of:

Options	Plan	Date Issued	Exercise Price	Number Of Shares	Expiration Date

	2009	6/11/2010	$0.66	300,000	6/11/2020
	2009	6/24/2011	$0.41	300,000	6/24/2021
	2009	6/5/2012	$0.29	100,000	6/6/2022
	2009	6/11/2012	$0.31	300,000	6/11/2022
	2009	6/6/2013	$0.31	300,000	6/6/2013
	2009	8/2/2013	$0.25	150,000	8/2/2013
	2009	6/6/2014	$0.36	300,000	6/6/2024
	2009	6/8/2015	$0.25	300,000	6/8/2025
Total Options				2,050,000

Warrants	Plan	Date Issued	Exercise Price	Number Of Shares	Expiration Date

Total Warrants	2009	2/1/2009	$0.51	491,196	2/1/2019

(4)	Mr. Rodino is a member of our Board of Directors who beneficially owns 150,000 shares issuable upon exercise of:

Options	Plan	Date Issued	Exercise Price	Number Of Shares	Expiration Date

	2009	8/2/2013	$0.25	150,000	8/2/2013
Total Options				150,000

(5)	Dr. Mitchell is a member of our Board of Directors who owns 104,364 shares of common stock and beneficially owns 462,000 shares issuable upon exercise of:

Options	Plan	Date Issued	Exercise Price	Number Of Shares	Expiration Date

	2004	2/24/2006	$3.86	50,000	2/24/2016
	2004	9/10/2007	$2.00	100,000	9/9/2017
	2004	9/17/2008	$6.00	12,000	9/17/2018
	2009	6/5/2012	$0.29	100,000	6/6/2022
	2009	8/2/2013	$0.25	150,000	8/2/2013
	2009	9/9/2014	$2.60	50,000	9/9/2024
Total Options				462,000

(6)
Dr. Mitchell beneficially owns 199,661 shares of common stock of which 99,824 shares are held by Shirley Mitchell (Spouse), 49,174 shares are held by the Aesclepius Irrevocable Trust (Shirley Mitchell Trustee), and 50,663 shares are held by the Aesclepius Irrevocable Trust II (William Mitchell Trustee).

(7)	Dr. Kiani is a member of our Board of Directors who owns 630,886 shares of common stock and beneficially owns 312,000 shares issuable upon exercise of:

Options	Plan	Date Issued	Exercise Price	Number Of Shares	Expiration Date

	2004	6/2/2005	$1.63	12,000	6/30/2015
	2004	2/24/2006	$3.86	50,000	2/24/2016
	2009	6/5/2012	$0.29	100,000	6/6/2022
	2009	8/2/2013	$0.25	150,000	8/2/2013
Total Options				312,000

(8)	Mr. Springate is our Senior Vice President of Operations and owns 103,521 shares of common stock and beneficially owns 288,900 shares issuable upon exercise of:

Options	Plan	Date Issued	Exercise Price	Number Of Shares	Expiration Date

	2004	12/9/2005	$2.61	2,088	12/9/2015
	2004	11/20/2006	$2.20	5,000	11/20/2016
	2004	5/1/2007	$1.78	20,000	5/1/2017
	2004	12/6/2007	$1.30	20,000	12/6/2017
	2009	5/31/2011	$0.55	90,000	5/31/2021
	2009	6/5/2012	$0.29	50,000	6/5/2022
	2009	5/9/2013	$0.24	50,000	5/9/2023
	2009	6/6/2014	$0.36	50,000	6/6/2024
	2009	12/8/2014	$1.90	1,812	12/8/2024
Total Options				288,900

(9)	Dr. Strayer is our Medical Director that has ownership of 287,681 shares of common stock and beneficially owns 190,000 shares issuable upon exercise of:

Options	Plan	Date Issued	Exercise Issued	Number Of Shares	Expiration Date

	2004	12/9/2005	$2.61	10,000	12/8/2015
	2009	4/13/2012	$4.03	10,000	4/13/2022
	2004	11/20/2006	$2.20	15,000	11/20/2016
	2004	1/23/2007	$2.37	20,000	1/23/2017
	2004	9/10/2007	$2.00	50,000	9/9/2017
	2004	12/6/2007	$1.30	25,000	12/6/2017
	2004	2/18/2008	$4.00	50,000	9/18/2018
	2009	12/8/2014	$1.90	10,000	12/8/2024
Total Options				190,000

PROPOSALS TO STOCKHOLDERS

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Each nominee to the Board of Directors will serve until the next annual meeting of stockholders, or until his earlier resignation, removal from office, death or incapacity.

Unless otherwise specified, the enclosed proxy will be voted in favor of the election of William A. Carter, Thomas K. Equels, William M. Mitchell, Iraj E. Kiani and Peter W. Rodino, III. Information is furnished below with respect to all nominees.

We believe our Board Members represent a desirable diversity of backgrounds, skills, education and experiences, and they all share the personal attributes of dedication to be effective directors. In recommending Board candidates, Corporate Governance and Nomination Committee considers a candidate’s: (1) general understanding of elements relevant to the success of a publicly traded company in the current business environment; (2) understanding of our business; and (3) diversity in educational and professional background. The Committee also gives consideration to a candidate’s judgment, competence, dedication and anticipated participation in Board activities along with experience, geographic location and special talents or personal attributes. The following are qualifications, experience and skills for Board members which are important to Hemispherx’ business and its future:
 Leadership Experience: We seek directors who have demonstrated strong leadership qualities. Such leaders bring diverse perspectives and broad business insight to our Company. The relevant leadership experience that we seek includes a past or current leadership role in a large or entrepreneurial company, a senior faculty position at a prominent educational institution or a past elected or appointed senior government position.
 Industry or Academic Experience: We seek directors who have relevant industry experience, both with respect to the disease areas where we are developing new therapies as well as with the economic and competitive dynamics of pharmaceutical markets, including those in which our drugs will be prescribed.

Scientific, Legal or Regulatory Experience: Given the highly technical and specialized nature of biotechnology, we desire that certain of our directors have advanced degrees, as well as drug development experience. Since we are subject to substantial regulatory oversight, both here and abroad by the FDA and other agencies, we also desire directors who have legal or regulatory experience.

Finance Experience: We believe that our directors should possess an understanding of finance and related reporting processes, particularly given the complex budgets and long timelines associated with drug development programs.

WILLIAM A. CARTER, M.D., the co-inventor of Ampligen®, joined us in 1978, and has served as: (a) our Chief Scientific Officer since May 1989; (b) the Chairman of our Board of Directors since January 1992; (c) our Chief Executive Officer since July 1993; (d) our President from April 1995 to November 2006; and (e) a Director since 1987. From 1987 to 1988, Dr.

Carter served as our Chairman. Dr. Carter was a leading innovator in the development of human interferon for a variety of treatment indications including various viral diseases and cancer. Dr. Carter received the first FDA approval to initiate clinical trials on a beta interferon product manufactured in the U.S. under his supervision. From 1985 to October 1988, Dr. Carter served as our Chief Executive Officer and Chief Scientist. He received his M.D. degree from Duke University and underwent his post-doctoral training at the National Institutes of Health and Johns Hopkins University. Dr. Carter also served as Professor of Neoplastic Diseases at Hahnemann Medical University, a position he held from 1980 to 1998. Dr. Carter served as Professor and Director of Clinical Research for Hahnemann Medical University's Institute for Cancer and Blood Diseases, and as a member of the faculty at Johns Hopkins School of Medicine and the State University of New York at Buffalo. Dr. Carter is a Board certified physician and author of more than 200 scientific articles, including the editing of various textbooks on anti-viral and immune therapy.

WILLIAM A. CARTER, M.D. - Director Qualifications:

•	Leadership Experience – Chairman, CEO, President and Chief Scientific Officer of Hemispherx;

•	Industry Experience - Knowledge of new and existing technologies, particularly as they relate to anti-viral and immune therapies;

•	Scientific, Legal or Regulatory Experience - M.D., co-inventor of Ampligen®, leading innovator in the development of interferon-based drugs and expertise in patent development; and

•	Finance Experience – Extensive knowledge of financial markets and successfully completed numerous financing efforts on behalf of Hemispherx.

THOMAS K. EQUELS, Esq., has been a Director since 2008 and serves as our Executive Vice Chairman, Secretary and General Counsel. In addition, since December 2, 2013, when Charles T. Bernhardt resigned (see below for disclosure on Mr. Bernhardt's resignation), Mr. Equels has served as our Chief Financial Officer. Mr. Equels is the President and Managing Director of the Equels Law Firm headquartered in Miami, Florida that focuses on litigation. For over a quarter century, Mr. Equels has represented national and state governments as well as companies in the banking, insurance, aviation, pharmaceutical and construction industries. Mr. Equels received his Juris Doctor degree with high honors from Florida State University. He is a summa cum laude graduate of Troy University and also obtained his Masters' Degree from Troy. He is a member of the Florida Bar Association and the American Bar Association.

THOMAS K. EQUELS, Esq. - Director Qualifications:

•	Leadership Experience – President, Managing Director of Equels Law Firm;

•	Industry Experience –legal counsel to Hemispherx; and

•	Scientific, Legal or Regulatory Experience - Law degree with over 25 years as a practicing attorney specializing in litigation.
PETER W. RODINO III was appointed a Director in July 2013 and presently serves as Chairman and Financial Expert of the Audit Committee, a member of the Compensation Committee and a member of the Governance and Nomination Committee of the Board of Directors. Mr. Rodino's appointment was the result of the resignation of Richard C. Piani due to health reasons. Mr. Rodino has broad legal, financial, and executive experience. In addition to being President of Rodino Consulting LLC and managing partner at several law firms during his many years as a practicing attorney, he served as Chairman and CEO of Crossroads Health Plan, the first major Health Maintenance Organization in New Jersey. He also has had experience as an investment executive in the securities industry and acted as trustee in numerous Chapter 11 complex corporate reorganizations. For the past 17 years, as founder and president of Rodino Consulting, Mr. Rodino has provided business and government relations consulting services to smaller companies with a focus on helping them develop business plans, implement marketing strategies and acquire investment capital. Mr. Rodino holds a B.S. in Business Administration from Georgetown University and a J.D. degree from Seton Hall University.

PETER W. RODINO III- Director Qualifications:

•	Leadership Experience – Managing partner at several law firms during his many years as a practicing attorney;

•	Industry Experience - Chairman and CEO of Crossroads Health Plan, the first major Health Maintenance Organization in New Jersey;

•	Scientific, Legal or Regulatory Experience – Investment executive in the securities industry and acted as trustee in numerous Chapter 11 complex corporate reorganizations; and

•
Finance Experience – Business and government relations consulting services to smaller companies with a focus on helping them develop business plans, implement marketing strategies and acquire investment capital.

WILLIAM M. MITCHELL, M.D., Ph.D., has been a Director since July 1998. Dr. Mitchell is a Professor of Pathology at Vanderbilt University School of Medicine and is a board certified physician. Dr. Mitchell earned a M.D. from Vanderbilt and a Ph.D. from Johns Hopkins University, where he served as House Officer in Internal Medicine, followed by a Fellowship at its School of Medicine. Dr. Mitchell has published over 200 papers, reviews and abstracts that relate to viruses, anti-viral drugs, immune responses to HIV infection, and other biomedical topics. Dr. Mitchell has worked for and with many professional societies that have included the American Society of Investigative Pathology, the International Society for Antiviral Research, the American Society of Biochemistry and Molecular Biology and the American Society of Microbiology. Dr. Mitchell is a member of the American Medical Association. He has served on numerous government review committees, among them the National Institutes of Health, AIDS and Related Research Review Group. Dr. Mitchell previously served as one of our Directors from 1987 to 1989.
 WILLIAM M. MITCHELL, M.D., Ph.D. - Director Qualifications:

•
Leadership Experience – Professor at Vanderbilt University School of Medicine. He is a member of the Board of Directors for Chronix Biomedical and is Chairman of its Medical Advisory Board. Additionally, he has served on multiple governmental review committees of the National Institutes of Health, Centers for Disease Control and Prevention and for the European Union, including key roles as Chairman;

•
Academic and Industry Experience – Well published medical researcher with extensive investigative experience on virus and immunology issues relevant to the scientific business of Hemispherx along with being a Director of an entrepreneurial diagnostic company (Chronix Biomedical) that is involved in next generation DNA sequencing for medical diagnostics; and

•
Scientific, Legal or Regulatory Experience - M.D., Ph.D. and professor at a top ranked school of medicine, and inventor of record on numerous U.S. and international patents who is experienced in regulatory affairs through filings with the FDA.

IRAJ E. KIANI, Ph.D. was appointed to the Board of Directors on May 1, 2002. On July 23, 2013, Dr. Kiani was appointed to be the Board's Lead Director due to the resignation of Mr. Piani due to health reasons.  Dr. Kiani resides in Newport Beach, California. Dr. Kiani served in various government positions in Iran prior to the Iranian Islamic Revolution. In the early

1980’s, Dr. Kiani moved to England, where he established and managed several trading companies over a period of approximately 20 years. Dr. Kiani is a planning and logistic specialist who is now applying his knowledge and experience to various immunology related activities. He also has experience working with an immunotherapy clinic in California.

IRAJ E. KIANI, Ph.D. - Director Qualifications:

•	Leadership Experience – public office in Iran;

•	Industry Experience – Broad international business network and contacts within the field of immunology;

•	Scientific, Legal or Regulatory Experience – experience in field and business of immunotherapy and clinical trial experience; and

•	Finance Experience – over 40 years of international business experience.

THE BOARD OF DIRECTORS DEEMS PROPOSAL NO. 1 TO BE IN THE BEST INTERESTS OF HEMISPHERX AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE "FOR" ALL FIVE OF THE ABOVE-NAMED NOMINEE DIRECTORS OF HEMISPHERX.

PROPOSAL NO. 2

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The Board of Directors, upon the recommendation of the Audit Committee, has appointed the firm of McGladrey LLP (“McGladrey”) as independent registered public accountants of Hemispherx for the fiscal year ending December 31, 2015, subject to ratification by the stockholders. McGladrey has served as Hemispherx's independent registered public accountant since November 2006.

All audit and professional services are approved in advance by the Audit Committee to assure such services do not impair the auditor’s independence from us. The total fees by McGladrey LLP (“McGladrey”) for 2014 and 2013 were $275,500 and $265,800 respectively. The following table shows the aggregate fees for professional services rendered during the year ended December 31, 2014 and 2013.

	Amount ($)
	2014	2013
Description of Fees:
Audit Fees	$256,000	$252,800
Audit-Related Fees	19,500	13,000
Tax Fees	—	—
All Other Fees	—	—
Total	$275,500	$265,800

Audit Fees

Audit fees include the audit of our annual financial statements and the review of our financial statements included in our quarterly reports and services in connection with statutory and regulatory filings. Audit-related fees include comfort letter procedures related to the Company's At-The-Market ("ATM") equity offering.

Audit-Related Fees

Represents the fees for assurance and related services that were reasonably related to the performance of the audit or review of our financial statements. Audit-related fees include professional services related to the Company’s filing of SEC Form S-3 and S-8 (i.e., stock shelf offering procedures).

The Audit Committee has determined that McGladrey’s rendering of these audit-related services and all other fees were compatible with maintaining auditor’s independence. The Board of Directors considered McGladrey to be well qualified to serve as our independent public accountants. The Committee also pre-approved the charges for services performed in 2013 and 2012.

The Audit Committee pre-approves all auditing and accounting services and the terms thereof (which may include providing comfort letters in connection with securities underwriting) and non-audit services (other than non-audit services prohibited under Section 10A(g) of the Exchange Act or the applicable rules of the SEC or the Public Company Accounting Oversight Board) to be provided to us by the independent auditor; provided, however, the pre-approval requirement is waived with respect to the provisions of non-audit services for us if the “de minimus” provisions of Section 10A (i)(1)(B) of the Exchange Act are satisfied. This authority to pre-approve non-audit services may be delegated to one or more members of the Audit Committee, who shall present all decisions to pre-approve an activity to the full Audit Committee at its first meeting following such decision.

Representative(s) of McGladrey are scheduled to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

THE BOARD OF DIRECTORS DEEMS PROPOSAL NO. 2 TO BE IN THE BEST INTERESTS OF HEMISPHERX AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE "FOR" APPROVAL THEREOF.

PROPOSAL NO. 3

ADVISORY (NON-BINDING) VOTE APPROVING EXECUTIVE COMPENSATION

We are asking our stockholders to provide advisory approval of the compensation of our Named Executive Officers (“NEOs”), as we have described at length in the “Compensation Discussion and Analysis” section of this proxy statement. While this vote is advisory and not binding on our Company relating to the compensation of our NEOs that almost entirely are contractually committed with generally no opportunity to revisit these prior decisions, your vote will provide investor sentiment to our Compensation Committee regarding our executive compensation philosophy, policies and practices. As a result of the vote, the Committee will be able to consider this sentiment when determining future executive compensation. For information on our 2014 executive compensation program, please see the “EXECUTIVE COMPENSATION” section.

Results of Prior Stockholder Advisory Vote on Executive Compensation

At the November 12, 2014 Annual Meeting of Stockholders, the Stockholders did not approve the annual, non-binding advisory vote on Executive Compensation with 44.48% of the shares cast to affirm the plan.

Our Compensation Committee reviews its executive compensation policies annually and takes into account the results of prior say-on-pay advisory votes. After reviewing the results of the 2011 say-on-pay advisory vote, the Committee had:

•
Developed Company-wide goals and objectives with the intent to increase Stockholder value, enhance the “pay for performance” concept, attempted to address the needs of patients and enhance financial factors such as raising capital, reestablishing revenue streams, cost containment and/or improving the results of operations;

•	Attempted to reinforce a Pay for Performance environment for the Executive Team with emphasis of sharing the economic goals of the Stockholders;

•
Reviewed the Executive Team’s Company-wide goals and individuals specific goals in relation to each job performance for each given year. In its review of each member of the Executive Team, the Committee utilized a weighted-average rating process regarding the goals and responsibilities specific to each individual as well as their contribution in meeting Company’s overall goals;

•
Reviewed peer group financial data of comparable publicly-traded companies for 2011 and 2010 with emphasis on a comparison of executive compensation as a factor to various Balance Sheet ratios to determine reasonableness to the respective companies;

•	Considered the change in the market value of the Company’s stock during the year in relation to Management’s efforts and ability to impact the results;

•
Mandated that the standard terms of future employee options issued by the Company require that such options not vest sooner than one year from the date of issuance and that, to the extent that any such options have not vested on the date of an Executive’s termination, the options will expire;

•	Issued new options to employees at the rate of 110% of the Company’s NYSE MKT stock market trading value at the time of award; and

•	Adopted a policy to facilitate compliance with Dodd-Frank’s Claw-Back Compensation Recoupment provisions.

After reviewing the results of the 2014 say-on-pay advisory vote, the Committee has reviewed its executive compensation policies and believes that they are within industry standards for executive compensation.

Process

Our Compensation Committee is responsible for determining the compensation of our NEO included in the “Summary Compensation Table” below. For purposes of determining compensation for our NEO, our Compensation Committee takes into account the recommendation of our Chief Executive Officer. The Compensation Committee is also responsible for overseeing our incentive compensation plans and equity-based plans, under which stock option grants have been made to employees, including the NEO, as well as non-employee Directors and strategic consultants.

The following table summarizes the roles of each of the key participants in the executive compensation decision-making process:

Compensation Committee	•	Fulfills the Board of Directors' responsibilities relating to compensation of Hemispherx’ NEO, other non-officer Executives and non-Executives.

	•	Oversees implementation and administration of Hemispherx’ compensation and employee benefits programs, including incentive compensation and equity compensation plans.

•
Reviews and approves Hemispherx’ goals and objectives and, in light of these, evaluates each NEO's performance and sets their annual base salary, annual incentive opportunity, long-term incentive opportunity and any special/supplemental benefits or payments.

•
Reviews and approves compensation for all other non-officer Executives of Hemispherx including annual base salary, annual incentive opportunity, long-term incentive opportunity and any special/supplemental benefits or payments.

	•	In consultation with the CEO and CFO, reviews the talent development process within Hemispherx to ensure it is effectively managed and sufficient to undertake successful succession planning.

	•	Reviews and approves employment agreements, severance arrangements, issuances of equity compensation and change in control agreements.

Chairman and CEO	•	Presents to the Compensation Committee the overall performance evaluation of, and compensation recommendations for, each of the NEO and other non-officer Executives.

Chief Financial Officer and Director of Human Resources	•	Reports directly or indirectly to the Chief Executive Officer.

	•	Assists the Compensation Committee with the data for competitive pay and benchmarking purposes.

	•	Reviews relevant market data and advises the Compensation Committee on interpretation of information, including cost of living statistics, within the framework of Hemispherx.

	•	Informs the Compensation Committee of regulatory developments and how these may affect Hemispherx’ compensation program.
Objectives and Philosophy of Executive Compensation

The primary objectives of the Compensation Committee of our Board of Directors with respect to Executive compensation are to attract and retain the most talented and dedicated Executives possible, to tie annual and long-term cash and stock incentives to achievement of measurable performance objectives, and to align Executives' incentives with stockholder value creation. To achieve these objectives, the Compensation Committee expects to implement and maintain compensation plans that tie a substantial portion of Executives' overall compensation to key strategic financial and operational goals such as the establishment and maintenance of key strategic relationships, the development of our products, the identification and advancement of additional products and the performance of our common stock price. The Compensation Committee evaluates individual Executive performance with the goal of setting compensation at levels the Committee believes are comparable with Executives in other companies of similar size and stage of development operating in the biotechnology industry while taking into account our relative performance, our own strategic goals, governmental regulations and the results of Stockholder Advisory Votes regarding executive compensation.

Use of Compensation Data

Our compensation plans are developed by utilizing publicly available compensation data for national and regional companies in the biopharmaceutical industry as well as web sites that specialize in compensation and/or employment data. We believe that the practices of this group of companies and/or data obtained from employment industry organizations, provide us with appropriate compensation benchmarks necessary to review the compensation recommendations by the CEO, CFO and/or Human Resources Department. In 2014, 2013 and 2012, the Committee did not engage the services of an independent compensation consultant, but alternatively utilized web-based organizations and data bases such as Salary.com, to help them analyze compensation data and compare our programs with the practices of similar national and/or regional companies represented in the biopharmaceutical industry.

Elements of Executive Compensation

The Compensation Committee has adopted a mix among the compensation elements in order to further our compensation goals. The elements include:

•	Base salary (impacted by cost of living adjustments);

•	Variable compensation consisting of a cash bonus based upon individual and overall Company performance;

•	Performance incentive bonus based on the accomplishment of Company sales milestones or activity;

•	Long-term bonus incentive programs consisting of the Employee Bonus Pool Program;

•	Stock option grants with exercise prices set in excess of fair market value at the time of grant and, effective December 2011, not vesting sooner than one year from the date of issuance; and

•	Adoption of a policy to facilitate compliance with Dodd-Frank’s Claw-Back Compensation Recoupment provisions.

Your vote is requested. We believe that the information we've provided within the “EXECUTIVE COMPENSATION” section of this proxy statement demonstrates that our executive compensation program was designed appropriately and is working to ensure Management's interests are aligned with our stockholders' interests to support long-term value creation. Accordingly, the Board of Directors recommends that stockholders approve the program by approving the following advisory resolution:

RESOLVED, that the stockholders of Hemispherx Biopharma, Inc. approve, on an advisory basis, the compensation of the individuals identified in the Summary Compensation Table, as disclosed in the Hemispherx Biopharma, Inc. Proxy Statement pursuant to the compensation disclosure rules of the SEC, including Item 402 of Regulation S-K (which disclosure includes the Compensation Discussion and Analysis section, the compensation tables and the accompanying footnotes and narratives within the EXECUTIVE COMPENSATION section of this proxy statement).

THE BOARD OF DIRECTORS DEEMS PROPOSAL NO. 3 TO BE IN THE BEST INTERESTS OF HEMISPHERX AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE "FOR" APPROVAL THEREOF.

PROPOSAL NO. 4

AUTHORIZATION TO PERMIT THE BOARD OF DIRECTORS TO ALLOCATE AND
UTILIZE UP TO 60,000,000 SHARES OF COMMON STOCK FOR FUNDRAISING PURPOSES
TO ENHANCE FINANCIAL FLEXIBILITY

Hemispherx’s Restated Certificate of Incorporation, as amended, authorizes the issuance of up to 350,000,000 shares, but limits the purposes for which 150,000,000 authorized shares (the “Restricted Shares”) may be utilized. Specifically, without stockholder approval, the Board of Directors cannot issue (or reserve for issuance) any of the Restricted Shares where such issuance would not be primarily in connection with strategic transactions or other non-fundraising purpose that met certain significant criteria. In September 2012, the stockholder’s approved the removal of the existing limitations and restrictions on 75,000,000 of the Restricted Shares so that these shares could be used for fundraising purposes.

In the event that the issuance of any Restricted Shares for a purpose prohibited by the above mentioned limitations are in the Company’s best interests, our Board is required to seek stockholder approval before we could use such shares for that purpose. Our Board is required to specify to stockholders the use of proceeds for the sale of such shares, why the use of the shares for that purpose is necessary and the number of authorized shares that would be needed. Such use of additional authorized shares requires the approval by the affirmative vote of a majority of the shares represented and voting at a meeting for such purposes at which a quorum is present.

Pursuant to such authority, our Board of Directors is requesting that stockholders permit it to issue up to an additional 60,000,000 of the remaining Restricted Shares in capital raising transactions and for other purposes discussed below.

Why up to 60,000,000 of the Restricted Shares should be permitted to be issued in Capital Raising Transactions and other general purposes?

To forward our business objectives we need to fund ongoing operations and general and administrative expenses, research and development related to the commercialization of Ampligen® and Alferon® related products, including, but not limited to, the following: (1) validation of Alferon® production and preparation for the FDA pre-approval inspections of the facility, (2) manufacture of commercial product, (3) potential new preclinical and/or clinical studies in order to gain commercial approval for Ampligen® and broader approvals for Alferon® and Alferon LDO®, (4) working capital to build and maintain sufficient inventory by procuring raw materials, supplies and other items for the New Brunswick manufacturing facility, as well as to remunerate outside contractors for necessary services, such as, final filling and finishing operations in order to meet any anticipated demand from normal operations as well as through the possible pursuit of other disease areas and/or geographic regions that may present themselves, (5) potential establishment of sales and marketing capabilities, as well as consideration towards the expansion of our manufacturing capacity, and (6) working capital for general and administrative expenses.

Hemispherx has been evaluating its financial position. As of March 31, 2015 we had approximately $17,005,000 in cash, cash equivalents and marketable securities (inclusive of approximately $14,063,000 in Marketable Securities) and must also prepare for Ampligen® pre-approval inspections which will entail a variety of additional expenditures. As of July 31, 2015, we are limited to about 11,691,000 shares that can be used for fundraising purposes. We need the ability to raise funds from the sale of additional shares which currently are restricted, as discussed above.

The Board believes it is appropriate to have further financial flexibility in how it moves its business forward. Funding is needed to cover ongoing operational expenses. Over the near term, Hemispherx will benefit from this financial flexibility as it incurs costs associated with the validation of Alferon® production and preparation for the FDA pre-approval inspections of the facility, any additional costs associated with seeking FDA and “EMA” approvals for Ampligen® for CFS and for Ebola, working capital to build and then maintain sufficient inventory in order to meet anticipated demand, and potential costs in establishing its own sales and marketing capability. With regard to Alferon N Injection®, now that manufacturing has resumed in its expanded facility, we believe that various investment opportunities to possibly pursue other disease areas or geographic regions will present themselves. Here again there will be a need to build and maintain sufficient inventory to meet anticipated demand requiring working capital to procure raw materials, supplies and other items for our New Brunswick manufacturing facility, as well as to pay outside contractors for necessary services, for example, Final Fill and Finish operations. Therefore, having more common stock available for fundraising purposes would allow us to get our manufacturing facility into FDA compliance, support any additional costs necessary to gain FDA approval for Ampligen®, provide additional working capital and money for capital expenditures as well as to potentially establish our own sales and marketing capability and expand our manufacturing capacity. Any or all of these potential uses of proceeds (the “Potential Uses of Proceeds") would be incorporated into a final plan that would be approved by the Board of Directors. If Stockholders approve Proposal No. 4, the Company will use proceeds from the sale of any of these shares in capital raising transactions only for the Potential Use of Proceeds listed above.

As a result, the Board has recommended that it is in the best interests of the Company and its stockholders to have the existing limitations and restrictions removed on 60,000,000 of the Restricted Shares so that these shares could be used for fundraising purposes for the Potential Uses of Proceeds described above.

THE BOARD OF DIRECTORS DEEMS PROPOSAL NO. 4 TO BE IN THE BEST INTERESTS OF HEMISPHERX AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE "FOR" APPROVAL.

PROPOSAL NO. 5

APPROVAL OF THE PROPOSED AMENDMENTS TO THE HEMISPHERX 2009 EQUITY INCENTIVE PLAN

We are submitting the proposal to amend (the “Amendments”) the Hemispherx 2009 Equity Incentive Plan (the "Equity Incentive Plan") to our stockholders for approval at the Annual Meeting. The purposes of obtaining stockholder approval for the Amendment include continuing to qualifying the Equity Incentive Plan under the Internal Revenue Code (the "Code") for the granting of incentive stock options and meeting the requirements of the NYSE MKT applicable to the Equity Incentive Plan. The Board unanimously approved the Amendments, subject to approval by stockholders at the Annual Meeting, to: (1) increase the number of shares authorized to be issued under the Equity Incentive Plan from 15,000,000 to 22,000,000; (2) require a gradual vesting period of options issued under the Equity Incentive Plan over a three year period; (3) revise the definition of “change in control” to make it less “liberal” by amending the provision that a change in control occurs upon stockholder approval of a merger, consolidation or sale or disposition by the Company of all or substantially all of its assets (a “Business Combination”) to state that such a change in control occurs upon the consummation of the Business Combination; and (4) to clarify that the definition of change in control has a double trigger – For a Participant to get the benefit resulting from a change in control, such Participant must have been terminated other than for cause within a two year period.
To effect these Amendments, the Board of Directors recommends and requests that the stockholders approve the Amendments by approving the following resolutions at the Annual Meeting:
“Resolved: That the first sentence of Section 5.1 of the Equity Incentive Plan is hereby amended and restated to read in its entirely as follows: “22,000,000 Shares is (i) the maximum number of Shares that may be issued under the Plan”;
“Resolved: That the definition of “Change in Control” contained in Section 1.4. of the Equity Incentive Plan is hereby amended and restated to read in its entirely as follows:
1.4 "Change in Control" means the occurrence of any of the following: (i) the acquisition by any "person" or "group" (as defined in or pursuant to Sections 13(d) and 14(d) of the Exchange Act) (other than the Corporation, any Subsidiary or any Corporation or Subsidiary's employee benefit plan), directly or indirectly, as "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of securities of the Corporation representing twenty percent (20%) or more of either the then outstanding shares or the combined voting power of the then outstanding securities of the Corporation; (ii) either a majority of the directors of the Corporation elected at the Corporation's annual stockholders meeting shall have been nominated for election other than by or at the direction of the "incumbent directors" of the Corporation, or the "incumbent directors" shall cease to constitute a majority of the directors of the Corporation. The term "incumbent director" shall mean any director who was a director of the Corporation on June 24, 2009 and any individual who becomes a director of the Corporation subsequent to June 24, 2009 and who is elected or nominated by or at the direction of at least two-thirds of the then incumbent directors; (iii) a merger, consolidation, sale or disposition by the Corporation of all or substantially all of the Corporation's assets or other business combination of the Corporation (any of the foregoing, a “Business Combination) is effected with any other "person" or "group" (as defined in or pursuant to Sections 13(d) and 14(d) of the 1934 Act) or affiliate thereof, other than a Business Combination that would result in the outstanding common stock of the Corporation immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into common stock of the surviving entity or a parent or affiliate thereof) more than fifty percent (50%) of the outstanding common stock of the Corporation or such surviving entity or a parent or affiliate thereof outstanding immediately after such Business Combination; or (iv) Stockholder approve a plan of complete liquidation or dissolution of the Corporation; or (v) any other event or circumstance which is not covered by the foregoing subsections of this Section 1.4 but which the Board of Directors determines to affect control of the Corporation and with respect to which the Board of Directors adopts a resolution that the event or circumstance constitutes a Change in Control for purposes of the Plan[omit (v)?. This definition of "Change in Control" shall not be amended after (i) the occurrence of a Change in Control; (ii) the public announcement of a proposal for a transaction that, if consummated, would constitute a Change in Control; or (iii) the Board of Directors learns of a specific proposal containing the essential terms of a transaction that, if consummated, would constitute a Change in Control; provided, however, that in the case of a proposal under (ii) or (iii) immediately above, if the proposal is finally withdrawn or terminated, this definition may be amended after the withdrawal or termination. For purposes of the Plan and all related Agreements, if the employment of any Participant is terminated by the Corporation and/or any Subsidiary (other than for cause) after an event causing the definition of "Change in Control" to become nonamendable under the preceding subsections of this Section 1.4, that Participant's termination of employment shall be considered to have occurred after a

Change in Control if a Change in Control occurs with respect to and within two (2) years after the event causing the definition of "Change in Control" to become nonamendable.”;
“Resolved: That Section 3.1(i) of the Equity Incentive Plan is hereby amended and restated to read in its entirely as follows: “that Options or Rights will become exercisable upon a Change in Control (provided that there is a termination of employment as described in the last sentence of the definition of Change in Control) or other specified event(s) with respect to the Corporation or the Participant”; and
“Resolved: That a Section 6.7 be added to the Equity Incentive Plan and, as added, read as follows:
“6.7 Notwithstanding the foregoing, all Options granted under the Plan shall have a minimum vesting schedule of three years from the date of issuance, with one third of each such Option vesting on the first, second and third anniversary of the date of its issuance.”
The Equity Incentive Plan is intended to conserve cash as well as attract and retain individuals of experience and ability, to provide incentive to our employees, consultants, non-employee directors and vendors of the Company to obtain a proprietary interest in the Company, and to encourage employees to remain in our employ. Because awards under the Equity Incentive Plan would be granted at the discretion of the Board, the type, number, recipients, and other terms of such awards in the future cannot be determined at this time.

The following general description of certain features of the Equity Incentive Plan, as amended, is qualified in its entirety by reference to the Amended and Restated Equity Incentive Plan, which is attached as Appendix A. Capitalized terms not otherwise defined herein have the meanings ascribed to them in the Amended and Restated Equity Incentive Plan.

The Board of Directors adopted the Equity Incentive Plan effective April 29, 2009, which was approved by the Company’s stockholders on June 24, 2009.  The Equity Incentive Plan authorizes the grant of non-qualified and incentive stock options, stock appreciation rights, restricted stock and other stock awards.  As amended, a maximum of 22,000,000 shares of common stock would be reserved for potential issuance pursuant to awards under the Equity Incentive Plan, subject to stockholder approval.  Unless sooner terminated, the Equity Incentive Plan will continue in effect for a period of 10 years from its effective date. As of August 4, 2015, the record date, there were 687,543 shares available under the Equity Incentive Plan.

The Equity Incentive Plan is administered by the Board of Directors.  The Equity Incentive Plan provides for awards to be made to such officers, employees, non-employee directors, consultants and advisors of the Company and its subsidiaries as the Board may select.   No awards have been granted under the Equity Incentive Plan.

Stock options awarded under the Equity Incentive Plan may be exercisable at such times (not later than 10 years after the date of grant) and at such exercise prices (not less than fair market value at the date of grant) as the Board may determine.  Stock options issued under the Equity Incentive Plan must have a minimum three year vesting period with one third of such Options vesting on the first, second and third anniversaries of their issuance. The Board may provide for options to become immediately exercisable upon a "change in control," which is defined in the Equity Incentive Plan to occur upon any of the following events: (a) the acquisition by any person or group, as beneficial owner, of 20% or more of our outstanding shares or the voting power of our outstanding securities; (b) either a majority of our directors at the annual stockholders meeting has been nominated other than by or at the direction of the incumbent directors of the Board, or the incumbent directors cease to constitute a majority of our Board; (c) a merger, sale or disposition of all or substantially all of our assets or other business combination pursuant to which our outstanding common stock no longer represents more than 50% of the combined entity after the transaction; or (d) our stockholders approve a plan of complete liquidation or dissolution.

The exercise price of an option may be paid with cash, common stock, or such other consideration as the Board may specify. No options may be granted under the Equity Incentive Plan after the tenth anniversary of its effective date.  Unless the Board determines otherwise, options will be transferable only by will or the laws of descent and distribution.

Stock appreciation rights awarded under the Equity Incentive Plan may be granted as related rights, either in connection with and at the same time as an option is granted, or by amendment of an outstanding non-qualified option.  A related stock appreciation right may be granted with respect to all or some of the shares covered by the related option.  Related stock appreciation rights generally become exercisable at the same times as the related options become exercisable, but may be limited so as to become exercisable only upon certain events, such as a change in control.  Upon exercise of a related right, the grantee would receive, in lieu of purchasing stock, either stock or cash equal to the difference between the fair market value on the date of exercise of the underlying shares of common stock subject to the related option and the exercise price of the option.  Stock appreciation rights may also be granted independently of any option, to become exercisable at such times as the Board may determine.  Upon exercise of such a right, the grantee would receive either stock or cash equal to the difference between the fair market value on the date of exercise of the shares of common stock subject to the right and the fair market value of the shares on the date of grant of the right.

Restricted stock awarded under the Equity Incentive Plan may be granted on such terms and conditions as the Board may determine, including provisions that govern the lapse of restrictions and voting dividend, distribution and other stockholder rights with respect to the restricted stock.  If a grantee of restricted stock terminates service with us for any reason, the grantee will forfeit to us any restricted stock on which the restrictions have not lapsed or been removed on or before the date of termination of service.

Other stock awards under the Equity Incentive Plan may provide for common stock to be issued to grantees in exchange for consideration specified by the Board that is either the grantee's cash or other direct payment to us or the grantee's past services rendered to us or a subsidiary on or before issuance.  In this regard, we plan to issue shares to certain vendors and service providers who agree to accept stock in lieu of cash for their services to us.

The following is a brief summary of certain of the U.S. federal income tax consequences of certain transactions under the Equity Incentive Plan based on federal income tax laws in effect on January 1, 2015.  This summary applies to the Equity Incentive Plan as normally operated and is not intended to provide or supplement tax advice to eligible employees.  The summary contains general statements based on current U.S. federal income tax statutes, regulations and currently available interpretations thereof.  This summary is not intended to be exhaustive and does not describe state, local or foreign tax consequences or the effect, if any, of gift, estate and inheritance taxes.

Grants of options or stock appreciation rights are not taxable income to the grantees or deductible for tax purposes by us at the time of the grant.  In the case of non-qualified stock options, a grantee will be deemed to receive ordinary income upon exercise of the stock option, and we will be entitled to a corresponding deduction, in an amount equal to the amount by which the fair market value of the common stock purchased on the date of exercise exceeds the exercise price.  The exercise of an incentive stock option will not be taxable to the grantee or deductible by us, but the amount of any income deemed to be received by a grantee due to premature disposition of common stock acquired upon the exercise of an incentive stock option will be a deductible expense of Hemispherx for tax purposes.  In the case of stock appreciation rights, a grantee will be deemed to receive ordinary income upon exercise of the right, and we will be entitled to a corresponding deduction, in an amount equal to the cash or fair market value of shares payable to the grantee. Grantees of restricted stock awards generally will recognize ordinary income in an amount equal to the fair market value of the shares of common stock granted to them at the time that the restrictions on the shares lapse and the shares become transferable.  At that time, we will be entitled to a corresponding deduction equal to the amounts recognized as income by the grantees in the year in which the amounts are included in the grantees’ income. Grantees of stock issued pursuant to other stock awards will generally receive ordinary income, and we will be entitled to a corresponding deduction, in an amount equal to the amount by which the fair market value of the common stock on the date of issuance exceeds the grantee's cash or other payment to us, if any.

Section 162(m) of the Code generally disallows a publicly held corporation’s tax deduction for certain compensation in excess of $1 million per year paid to each of the five most highly compensated executive officers, exclusive of compensation that is "performance-based."  We have designed the Equity Incentive Plan in a manner that is intended to qualify the options and any stock appreciation rights granted under the Equity Incentive Plan as performance-based compensation that will not be subject to the deduction limitation of Section 162(m).  Any grant of restricted stock or other stock award could (but is not required to) be designed to avoid any such deduction limitation.

The Board has the general power to amend the Equity Incentive Plan in any respect.  However, if the Amendment is approved by the stockholders at the Annual Meeting, the Board may not, without further approval of our stockholders, amend the Plan so as to increase the aggregate number of shares of common stock that may be issued under the Equity Incentive Plan, modify the requirements as to eligibility to receive awards, or to increase materially the benefits accruing to participants.  In addition, the Board is permitted to modify, extend or renew outstanding stock options or stock appreciation rights, and to authorize the granting of new options or stock appreciation rights in substitution for existing options and rights.  However, existing options or rights may not be repriced, directly or indirectly, so as to provide for modified or new options or rights with an exercise price lower than the exercise price provided for the outstanding stock options and stock appreciation rights.  The Board is also authorized to accelerate the lapse of restrictions on restricted stock awards or to remove any or all restrictions at any time.

Equity Grant Practices

New Plan benefits

	Option Awards
Name and Principal Position	Value Realized on Exercise ($)	Number of Securities of Underlying Options
William A. Carter,	$75,864	500,000
Chief Executive Officer

Thomas K. Equels,	$45,518	300,000
General Counsel
(1)Consists of stock options contractually required per the NEO’s respective Employment Agreement to be granted during 2015 under our 2009 Equity Incentive Plan. The stock options have a ten-year term and an exercise price equal to 110% of the NYSE MKT closing market price of our common stock on the date of grant. For the purpose of this schedule, a NYSE MKT closing price at June 18, 2015 of $0.23 was assumed with an estimated exercise price of $0.25. The value was obtained using the Black-Scholes-Merton pricing model for stock-based compensation in accordance with FASB ASC 718 (formerly SFAS 123R).

Burn Rate
Burn rate is a measure that helps indicate the life expectancy of our equity plans and stockholder dilution. We determine our burn rate by dividing the aggregate number of shares of Company common stock subject to awards granted during the year by the weighted average shares of common stock outstanding during the year. Our burn rate experience for the past three fiscal years has been as follows:

Year	Burn Rate
2014	0.70	%.
2013	1.21	%.
2012	1.06	%.
Three Year Average	0.99	%.
Overhang
Overhang is a measure of the dilutive impact of equity programs. Our overhang is equal to the number of shares of Company common stock subject to outstanding equity awards plus the number of shares available to be granted (“numerator”), divided by the total shares of Company common stock outstanding plus shares included in the numerator. As of December 31, 2014, the 7,000,000 shares of Company common stock being requested under the Plan would bring our fully diluted overhang to approximately 11.3%, which is within industry norms.

The following table gives information about our Common Stock that may be issued upon the exercise of options, warrants and rights under all of our equity compensation plans as of December 31, 2014:

Plan Category	Number of Securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average Exercise price of Outstanding options, warrants and rights	Number of securities Remaining available for future issuance under equity compensation plans (excluding securities reflected in column) (a)
	(a)	(b)	(c)
Equity compensation plans approved by security holders:	15,087,888	$1.57	1,490,547

Equity compensation plans not approved by security holders:	2,399,058	$0.56	0

Total	17,486,946	$1.43	1,490,547

THE BOARD OF DIRECTORS DEEMS PROPOSAL NO. 4 TO BE IN THE BEST INTERESTS OF HEMISPHERx AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE FOR THE APPROVAL OF THE AMENDMENT OF THE HEMISPHERx 2009 EQUITY INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES AUTHORIZED TO BE ISSUED UNDER THE PLAN.

GENERAL

Unless contrary instructions are indicated on the Proxy Statement, all shares of common stock represented by valid proxies received pursuant to this solicitation (and not revoked before they are voted) will be voted FOR the election of all Directors nominated, FOR Proposal No. 2, FOR Proposal No. 3, FOR Proposal No. 4 and FOR Proposal No. 5.

The Board of Directors knows of no business other than that set forth above to be transacted at the meeting, but if other matters requiring a vote of the stockholders arise, the persons designated as proxies will vote the shares of common stock represented by the proxies in accordance with their judgment on such matters. If a stockholder specifies a different choice on the proxy, his or her shares of common stock will be voted in accordance with the specification so made.

Annual Report on Form 10-K

Copies of our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, including financial statements, exhibits and any amendments thereto, as filed with the SEC may be obtained without charge upon written request to: Corporate Secretary, Hemispherx Biopharma, Inc., 1617 JFK Boulevard, Suite 500, Philadelphia, Pennsylvania 19103. You can also get copies of our filings made with the SEC, including the Annual Report on Form 10-K for the fiscal year ended December 31, 2014, by visiting http://www.hemispherx.net and located under the tab entitled “Investor Relations”, which provides a link at http://www.nasdaq.com/symbol/heb/sec-filings or the SEC’s web site at http://www.sec.gov/edgar/searchedgar/companysearch.html for a record of SEC filings.

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. WE URGE YOU TO FILL IN, SIGN AND RETURN THE ACCOMPANYING FORM OF PROXY IN THE PREPAID ENVELOPE PROVIDED, NO MATTER HOW LARGE OR SMALL YOUR HOLDINGS MAY BE.

By Order of the Board of Directors,
Thomas K. Equels, Secretary

Philadelphia, Pennsylvania
August 10, 2015

Hemispherx Biopharma, Inc.

VOTE BY INTERNET, TELEPHONE OR U.S. MAIL

We encourage you to take advantage of Internet or telephone voting.
Both are available 24 hours a day, 7 days a week
QUICK‚‚EASY‚‚IMMEDIATE

As a stockholder of Hemispherx Biopharma, Inc., you have the option of voting your shares electronically, eliminating the need to return the proxy card. Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card. Votes submitted electronically by Internet must be received by 7:00 p.m., U.S. Eastern Daylight Savings Time, on September 15, 2015.

☐		☐

INTERNET:	OR	MAIL:
http://cstproxyvote.com/
Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site. Follow the prompts to vote your shares.		Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE
VOTING ELECTRONICALLY

▼ FOLD AND DETACH HERE AND READ THE REVERSE SIDE ▼

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL DIRECTORS AND “FOR” PROPOSALS 2, 3, 4 and 5.				PROXY	Please mark your votes like this ☐

1. Proposal No. 1 – Election of Directors.		FOR all Nominees listed to the left (except as marked to the contrary)	WITHHOLD AUTHORITY to vote for all nominees listed to the left	2. Proposal No. 2 – Ratification of the selection of McGladrey LLP, as independent auditors of Hemispherx Biopharma, Inc. for the year ending December 31, 2015.	FOR	AGAINST	ABSTAIN
					☐	☐	☐
NOMINEES:	(01) William A. Carter	☐	☐	3. Proposal No. 3 - Approval, by non-binding vote, of executive compensation.	FOR	AGAINST	ABSTAIN
	(02) Thomas K. Equels		☐		☐	☐	☐
	(03) William M. Mitchell		☐	4. Proposal No. 4 - Permit the Board of Directors to allocate and utilize up to 60,000,000 shares of common stock for fundraising purposes to enhance financial flexibility.	FOR	AGAINST	ABSTAIN
	(04) Iraj E. Kiani		☐		☐	☐	☐
	(05) Peter W. Rodino, III		☐	5. Proposal No. 5 – Approval the proposed amendment of the Hemispherx 2009 Equity Incentive Plan primarily to increase the number of shares authorized under the Plan.	FOR	AGAINST	ABSTAIN
					☐	☐	☐
(Instruction: To withhold authority to vote for any individual nominee, strike a line through that nominee’s name in the list above)				In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

COMPANY ID:

PROXY NUMBER:

ACCOUNT NUMBER:

Signature		Signature, if held jointly		Date	, 2015

Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.

▼FOLD AND DETACH HERE AND READ THE REVERSE SIDE ▼

HEMISPHERX BIOPHARMA, INC.
ANNUAL MEETING OF STOCKHOLDERS
SEPTEMBER 16, 2015
PROXY CARD

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints William A. Carter and Thomas K. Equels and each of them, with full power of substitution, as proxies to represent the undersigned at the Annual Meeting of Stockholders to be held at the Embassy Suites Hotel, 1776 Benjamin Franklin Parkway, Philadelphia, Pennsylvania 19103, on Wednesday, September 16, 2015 at 10:00 a.m. local time and at any adjournment thereof, and to vote all of the shares of common stock of Hemispherx Biopharma, Inc. the undersigned would be entitled to vote if personally present, upon the matters set forth on the reverse side.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED. THE BOARD RECOMMENDS A VOTE “FOR” ALL DIRECTORS, “FOR” PROPOSAL NO. 2, “FOR” PROPOSAL NO. 3, “FOR” PROPOSAL NO. 4 AND “FOR” PROPOSAL NO. 5. IF NO CONTRARY INSTRUCTION IS GIVEN, THE SHARES WILL BE VOTED FOR THE ELECTION OF WILLIAM A. CARTER, THOMAS K. EQUELS, WILLIAM A. MITCHELL, IRAJ E. KIANI AND PETER W. RODINO, III AS DIRECTORS.
FOR PROPOSAL NO. 2.
FOR PROPOSAL NO. 3.
FOR PROPOSAL NO. 4.
FOR PROPOSAL NO. 5.

AND, IN THE DISCRETION OF THE PROXIES, ON ALL OTHER MATTERS PROPERLY BROUGHT BEFORE THE ANNUAL MEETING.

SIGN, DATE AND RETURN PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE
(Continued, and to be marked, dated and signed, on the other side)

Appendix "A"
AMENDED AND RESTATED
HEMISPHERx BIOPHARMA, INC.
2009 EQUITY INCENTIVE PLAN

WHEREAS, Hemispherx Biopharma, Inc. established the Hemispherx 2009 Equity Incentive Plan effective June 24, 2009;

WHEREAS, Hemispherx desires to amend and restate the Hemispherx 2009 Equity Incentive as provided herein;

NOW, THEREFORE, Hemispherx hereby amends and restates the 2009 Equity Incentive Plan upon the terms and conditions set forth below.

1.      Definitions

In this Plan document, except where the context otherwise indicates, words in the masculine gender shall be deemed to include males and females, singular terms also shall refer to the plural, and the following definitions shall apply:

1.1   "Agreement" means a written agreement specifying the terms and conditions of an Award.

1.2   "Award" means any Option, Right, Restricted Stock or Other Stock Award granted under the Plan

1.3   "Board" means the Board of Directors of the Corporation.

1.4   "Change in Control" means the occurrence of any of the following: (i) the acquisition by any "person" or "group" (as defined in or pursuant to Sections 13(d) and 14(d) of the Exchange Act) (other than the Corporation, any Subsidiary or any Corporation or Subsidiary's employee benefit plan), directly or indirectly, as "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of securities of the Corporation representing twenty percent (20%) or more of either the then outstanding shares or the combined voting power of the then outstanding securities of the Corporation; (ii) either a majority of the directors of the Corporation elected at the Corporation's annual stockholders meeting shall have been nominated for election other than by or at the direction of the "incumbent directors" of the Corporation, or the "incumbent directors" shall cease to constitute a majority of the directors of the Corporation.  The term "incumbent director" shall mean any director who was a director of the Corporation on June 24, 2009 and any individual who becomes a director of the Corporation subsequent to June 24, 2009 and who is elected or nominated by or at the direction of at least two-thirds of the then incumbent directors; (iii) a merger, consolidation, sale or disposition by the Corporation of all or substantially all of the Corporation's assets or other business combination of the Corporation (any of the foregoing, a “Business Combination) is effected with any other "person" or "group" (as defined in or pursuant to Sections 13(d) and 14(d) of the 1934 Act) or affiliate thereof, other than a Business Combination that would result in the outstanding common stock of the Corporation immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into common stock of the surviving entity or a parent or affiliate thereof) more than fifty percent (50%) of the outstanding common stock of the Corporation or such surviving entity or a parent or affiliate thereof outstanding immediately after such Business Combination; or (iv) Stockholder approve a plan of complete liquidation or dissolution of the Corporation.  This definition of "Change in Control" shall not be amended after (i) the occurrence of a Change in Control; (ii) the public announcement of a proposal for a transaction that, if consummated, would constitute a Change in Control; or (iii) the Board of Directors learns of a specific proposal containing the essential terms of a transaction that, if consummated, would constitute a Change in Control; provided, however, that in the case of a proposal under (ii) or (iii) immediately above, if the proposal is finally withdrawn or terminated, this definition may be amended after the withdrawal or termination.  For purposes of the Plan and all related Agreements, if the employment of any Participant is terminated by the Corporation and/or any Subsidiary (other than for cause) after an event causing the definition of "Change in Control" to become nonamendable under the preceding subsections of this Section 1.4, that Participant's termination of employment shall be considered to have occurred after a Change in Control if a Change in Control occurs with respect to and within two (2) years after the event causing the definition of "Change in Control" to become nonamendable.

1.5   "Code" means the Internal Revenue Code of 1986, as amended.

1.6   "Common Stock" means the common stock, par value $.001 per share, of the Corporation.

1.7   "Corporation" means Hemispherx Biopharma, Inc.

1.8   "Date of Exercise" means the date on which the Corporation receives notice of the exercise of an Option or Right in accordance with the terms of Article 8.

1.9   "Date of Grant" means the date on which the grant of an Award is authorized under the Plan or such later date as may be specified in the authorization.

1.10 "Effective Date" means June 24, 2009.

1.11 "Exchange Act" means the Securities Exchange Act of 1934, as amended.

1.12 "Fair Market Value" of a share of Common Stock on any relevant date means the closing selling price per share of Common Stock on the date in question on the Principal Exchange.   If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which a closing selling price exists on the Principal Exchange.  If the Common Stock is not listed on a Principal Exchange, the Fair Market Value shall be determined pursuant to a reasonable method adopted by the Board in good faith for that purpose.

1.13 "Incentive Stock Option" means an Option granted as such under the Plan that is intended at the Date of Grant to qualify as an incentive stock option under Section 422 of the Code.

1.14 "Nonstatutory Stock Option" means an Option granted under the Plan that is not an Incentive Stock Option.

1.15 "Option" means an option to purchase Shares granted under the Plan in accordance with the terms of Article 6.

1.16 "Option Period" means the period during which an Option may be exercised.

1.17 "Option Price" means the price per Share at which an Option may be exercised.

1.18 "Other Stock Award" means an award of Shares granted under the Plan in accordance with the terms of Article 10.

1.19 "Participant" means an individual to whom an Award has been granted.

1.20 "Permanent Disability" means disabled within the meaning of Code Section 72(m)(7).

1.21 "Plan" means the Hemispherx 2009 Equity Incentive Plan.

1.22 “Principal Exchange” means the NYSE Amex, the New York Stock Exchange, or such other stock exchange as the Common Stock is then listed for trading.

1.23 "Related Option" means the Option granted in connection with a specified Right.

1.24 "Related Right" means the Right granted in connection with a specified Option.

1.25 "Restricted Stock" means Shares granted in accordance with the terms of Article 9.

1.26 "Retirement" means retirement of an officer or other employee from the Corporation or a Subsidiary at or after age 65, or in the case of a non-employee director, retirement from the Board at or after age 65, or in the case of a non-employee consultant or advisor, Termination of Service at or after age 65.

1.27 "Right" means a stock appreciation right granted under the plan in accordance with the terms of Article 7.

1.28 "Right Period" means the period during which a Right may be exercised.

1.29 "Share" means a share of Common Stock that is authorized but unissued pursuant to the Plan.

1.30 "Subsidiary" means a corporation at least 50% of the total combined voting power of all classes of stock of which is owned by the Corporation, either directly or through one or more other Subsidiaries.

1.31 "Termination of Service" means termination of an officer's or other employee's employment with the Corporation or a Subsidiary, or in the case of a non-employee director, termination from service as a director on the Board, or in the case of a non-employee consultant or advisor, cessation of the performance of services to the Corporation or a Subsidiary.

2.      Purpose

The Plan is intended to assist the Corporation in attracting, retaining, and motivating directors, officers, other key employees, consultants and advisors of outstanding ability and to promote the identification of their interests with those of the stockholders of the Corporation.  The Plan is also intended as a means of cash conservation by utilizing Corporation stock as a means of payment for directors, consultants, agents and vendors as well as an alternative to salary of officers and employees through the Employee Wages or Hour Reduction Program.

3.      Administration

3.1                 The Board shall have the power to determine in its discretion the directors, officers, other key employees, consultants, advisors and vendors of the Corporation or a Subsidiary to whom Awards shall be granted, the number of Shares to be subject to each Award, and the terms and conditions of each Award.  Without limiting the generality of the foregoing, the Board may provide in its discretion in an Agreement:

(i)            that Options or Rights will become exercisable upon a Change in Control (provided that there is a termination of employment as described in the last sentence of the definition of Change in Control) or other specified event(s) with respect to the Corporation or the Participant;

(ii)            for an agreement by the Participant to render services to the Corporation or a Subsidiary upon such terms and conditions as may be specified in the Agreement;

(iii)      for restrictions on the transfer, sale or other disposition of shares of Common Stock issued to the Participant under the Plan, in which case, the Corporation may place a legend upon the applicable certificates noting the restrictions on any Shares issued pursuant to an Award.

(iv)    for an agreement by the Participant to resell to the Corporation, under specified conditions, shares of Common Stock issued under the Plan; and

(v)    for the payment of all or part of the Option Price upon the exercise of an Option or purchase of Common Stock pursuant to an Other Stock Award, subject to Section 9 or Section 10 below, as applicable.

3.2                 The Plan shall be administered by the Board.  In addition to any other powers granted to the Board hereunder, it shall have the following powers, subject to the express provisions of the Plan:

(i)            to construe and interpret the Agreements and the Plan;

(ii)           to require, whether or not provided for in the pertinent Agreement, of any person to whom Shares are to be issued under the Plan, the making of any representations or agreements which the Board may deem necessary or advisable in order to comply with the securities laws of the United States or of any state, including Section 16(b) of the Exchange Act;

(iii)            to provide for satisfaction of a Participant's tax liabilities arising in connection with the Plan under such terms and conditions as the Board deems appropriate, including requirements in the event of a disqualifying disposition of shares of Common Stock acquired by a Participant pursuant to exercise of an Incentive Stock Option; and

(iv)            to make all other determinations and take all other actions necessary or advisable for the administration of the Plan.

3.3                 Agreements shall be executed on behalf of the Corporation by the Chairman of the Board.

3.4                 Any determinations or actions made or taken by the Board pursuant to this Article shall be binding and final.

4.      Eligibility

Awards may be granted to those directors, officers, other key employees, consultants, vendors and advisors of the Corporation or a Subsidiary who are selected for Awards by the Board.  Only individuals who are employees of the Corporation or a Subsidiary shall be eligible for the grant of Incentive Stock Options.

5.      Stock Subject to the Plan

5.1                 22,000,000 Shares is (i) the maximum number of Shares that may be issued under the Plan; and (ii) 3,000,000 is the maximum number of Shares with respect to which Awards may be granted to any Participant during the period that the Plan is in effect.  The limitation in clause (ii) of the preceding sentence is imposed to comply with the requirements for the exception for qualified performance-based compensation under Section 162(m) of the Code and any applicable regulations.

5.2                 If an Award expires or terminates for any reason (other than termination by virtue of the exercise of a Related Option or Related Right, as the case may be) in whole or in part, the shares of Common Stock (or applicable portion thereof) which had been subject to the Agreement relating thereto shall become Shares that are available for the grant of other Awards.

5.3                 Shares of Common Stock issued upon the exercise of a Right (or if cash is payable in connection with the exercise, that number of Shares having a Fair Market Value equal to the cash payable upon exercise) shall be charged against the number of Shares issuable under the Plan and shall not become available for the grant of other Awards.  If the Right referred to in the preceding sentence is a Related Right, the Shares subject to the Related Option, to the extent not charged against the number of Shares subject to the Plan in accordance with this Section 5.3, shall become available for the grant of other Awards.

5.4                 The shares of Common Stock issued under the Plan may be authorized but unissued shares, treasury shares or shares purchased by the Corporation on the open market or from private sources for use under the Plan.

6.      Options

6.1                 All Agreements granting Options shall specify the extent to which the Option is intended to be either (i) a Nonstatutory Stock Option or (ii) an Incentive Stock Option.

6.2                 The Option Period shall be determined by the Board and specifically set forth in the Agreement, provided however, that an Option shall not be exercisable after ten years from the Date of Grant.

6.3                 All Incentive Stock Options granted under the Plan shall comply with the provisions of the Code governing incentive stock options and with all other applicable rules and regulations.

6.4                 No Option shall be granted with an Option Price that is less than the Fair Market Value of the Shares covered by the Option on the Date of Grant.

6.5                 Tax obligations of a Participant resulting from the exercise of an Option shall be withheld or provided for pursuant to any methods approved by the Board.  The amount of taxes paid pursuant to this Section at the time of the exercise of the Option shall not be less than the statutory minimum withholding obligations that result from the exercise of the Option and shall not exceed the Participant’s total estimated federal, state and any local tax obligations that result from the exercise of the Option, except that the Corporation shall not retain shares of Common Stock otherwise issuable following the exercise of the Option in excess of the number required to meet the statutory minimum withholding obligations.

6.6                 All other terms of Options granted under the Plan shall be determined by the Board in its sole discretion.

6.7    Notwithstanding the foregoing, all Options granted under the Plan shall have a minimum vesting schedule of three years from the date of issuance, with one third of each such Option vesting on the first, second and third anniversary of the date of its issuance.

7.      Rights

7.1                 A Right may be granted under the Plan:

(i)            in connection with, and at the same time as, the grant of an Option;

(ii)           by amendment of an outstanding Nonstatutory Stock Option granted under the Plan; or

(iii)          independently of any Option granted under the Plan.

A Right granted under clause (i) or (ii) of the preceding sentence is a Related Right.  A Related Right may, in the Board's discretion, apply to all or a portion of the Shares subject to the Related Option.

7.2                 A Right may be exercised in whole or in part as provided in the Agreement, and subject to the provisions of the Agreement, entitles its Participant to receive, without any payment to the Corporation (other than required tax withholding amounts) either cash or that number of Shares (equal to the highest whole number of Shares), or a combination thereof, in an amount or having a Fair Market Value determined as of the Date of Exercise not to exceed the number of Shares subject to the portion of the Right exercised multiplied by an amount equal to the excess of (i) the Fair Market Value per Share on the Date of Exercise of the Right over (ii) either (A) the Fair Market Value per Share on the Date of Grant of the Right if it is not a Related Right, or (B) the Option Price as provided in the Related Option if the Right is a Related Right.

7.3                 The Right Period shall be determined by the Board and specifically set forth in the Agreement, provided, however, that:

(i)            a Right will expire no later than the earlier of (A) ten years from the Date of Grant or (B) in the case of a Related Right, the expiration of the Related Option;

(ii)           a Right may be exercised only when the Fair Market Value of a Share exceeds either (A) the Fair Market Value per Share on the Date of Grant of the Right if it is not a Related Right, or (B) the Option Price as provided in the Related Option if the Right is a Related Right; and

(iii)           a Right that is a Related Right to an Incentive Stock Option may be exercised only when and to the extent the Related Option is exercisable.

7.4                 The exercise, in whole or in part, of a Related Right shall reduce the number of Shares subject to the Related Option by the number of Shares with respect to which the Related Right is exercised.  Similarly, the exercise, in whole or in part, of a Related Option shall reduce the number of Shares subject to the Related Right by the number of Shares with respect to which the Related Option is exercised.

7.5                 Tax obligations of a Participant resulting from the exercise of a Right shall be withheld or provided for pursuant to any methods approved by the Board.  The amount of taxes paid pursuant to this Section at the time of the exercise of the Option shall not be less than the statutory minimum withholding obligations that result from the exercise of the Option and shall not exceed the Participant’s total estimated federal, state and any local tax obligations that result from the exercise of the Option, except that the Corporation shall not retain shares of Common Stock otherwise issuable following the exercise of the Option in excess of the number required to meet the statutory minimum withholding obligations.

8.      Exercise

An Option or Right may, subject to the provisions of the Agreement under which it was granted, be exercised in whole or in part by the delivery to the Corporation of written notice of the exercise, in such form as the Board may prescribe, accompanied, in the case of an Option, by full payment for the Shares with respect to which the Option is exercised.  A Participant may pay the purchase price either (i) in cash; (ii) with previously acquired shares of Common Stock (valued at Fair Market Value on the Date of Exercise of the Option) that have either been purchased in open market transactions or issued by the Corporation pursuant to a plan thereof or of a Subsidiary; (iii) by payment of such other consideration as the Board may specify; or (iv) a combination thereof.

9.      Restricted Stock

9.1                 The Board may cause the Corporation to issue Restricted Stock from time to time.  Whenever the Board deems it appropriate to grant Restricted Stock to a Participant, notice shall be given to the Participant stating the number of Shares granted as Restricted Stock and the terms and conditions to which the Restricted Stock is subject.  That notice shall become an Agreement upon written acceptance by the Participant, and certificates representing the Restricted Stock shall be issued and delivered to the Participant as soon as practicable after execution and return of the Agreement.  Restricted Stock may be granted with or without cash consideration.

9.2                 Restricted Stock issued pursuant to the Plan shall be subject to the following restrictions:

(i)          No Restricted Stock may be sold, assigned, transferred, pledged, hypothecated, or otherwise encumbered or disposed of until the restrictions set forth in the applicable Agreement have lapsed or been removed pursuant to Section 9..3 or Section 9.4.

(ii)          In the case of a Participant's Termination of Service for any reason (whether voluntarily or involuntarily, with or without cause), the Participant shall forfeit to the Corporation any Restricted Stock on which the restrictions have not lapsed or been removed pursuant to Section 9.3 or Section 9.4 below on the date of the Termination of Service, and the Corporation shall have no obligation to pay any amounts with respect to such Restricted Stock, unless the Board determines to the contrary.

9.3                 The Board shall establish as to each Award of Restricted Stock (i) the terms and conditions upon which the restrictions set forth in Section 9.2 above shall lapse, and (ii) the extent, if any, to which the Participant shall have the voting, dividend, distribution and other rights of a stockholder with respect to the Restricted Stock.  Certificates representing Restricted Stock shall bear a legend referring to the restrictions set forth in the Plan and the Participant's Agreement.  Those terms and conditions may include, without limitation, the lapsing of restrictions as a result of the death, Permanent Disability or Retirement of the Participant or the occurrence of a Change in Control.

9.4                 Notwithstanding Section 9.2(i) and Section 9.2(ii) above, the Board may at any time, in its sole discretion, accelerate the time at which any or all restrictions on Restricted Stock will lapse or remove any and all such restrictions.

9.5                 Tax obligations of a Participant resulting from the Participant’s earning Restricted Stock hereunder shall be withheld or provided for pursuant to any methods approved by the Board and set forth in the Agreement.  The amount of taxes so paid shall not be less than the statutory minimum withholding obligations that result when the Restricted Stock is earned and shall not exceed the Participant’s total estimated federal, state and any local tax obligations that result when the Restricted Stock is earned, except that the Corporation shall not retain shares of Common Stock otherwise issuable in excess of the number required to meet the statutory minimum withholding requirements.

10.    Other Stock Awards

The Board may cause the Corporation to issue Common Stock from time to time pursuant to an Other Stock Award in exchange for consideration from the Participant specified by the Board that is either the Participant's cash or other direct payment to the Corporation or the Participant's past services rendered to the Corporation or a Subsidiary on or before the date of issuance.  Whenever the Board deems it appropriate to grant an Other Stock Award to a Participant, notice shall be given to the Participant stating the number of Shares to be issued pursuant to the Other Stock Award and the other terms and conditions of the Other Stock Award.  That notice shall become an Agreement upon written acceptance by the Participant.  Tax obligations of a Participant resulting from the Participant's Other Stock Award shall be withheld or provided for pursuant to any methods approved by the Board and set forth in the Agreement.  The amount of taxes so paid shall not be less than the applicable statutory minimum withholding obligations that result when the Common Stock is earned and shall not exceed the Participant's total estimated federal, state and any local tax obligations that relate to the Other Stock Award, except that the Corporation shall not retain shares of Common Stock otherwise issuable in excess of the number required to meet the statutory minimum withholding requirements.

11.    Nontransferability of Options and Rights

Unless otherwise determined by the Board, Options and Rights granted under the Plan shall not be transferable other than by will or the laws of descent and distribution, and an Option or Right may be exercised during the Participant's lifetime only by him or in the event of his legal disability, by his legal representative.  A Related Right is transferable only when the Related Option is transferable and only with the Related Option and under the same conditions.

12.    Capital Adjustments

The number and class of Shares subject to each outstanding Award, the Option Price and the aggregate number and class of Shares for which Awards thereafter may be made shall be adjusted by the Board, as appropriate and equitable, to reflect such events as stock dividends, dividends payable other than in cash or other extraordinary dividends, stock splits, recapitalizations, mergers, consolidations or reorganizations of or by the Corporation.

13.    Termination or Amendment

The Board shall have the power to terminate the Plan and to amend it in any respect, provided that, after the Plan has been approved by the stockholders of the Corporation, the Board may not, without the approval of the stockholders of the Corporation, amend the Plan so as to increase the aggregate number of Shares that may be issued under the Plan (except as provided in Article 12), to modify the requirements as to eligibility to receive Awards, or to increase materially the benefits accruing to Participants.  Notwithstanding the preceding sentence, no termination or amendment of the Plan shall, without his or her consent, adversely affect the rights or obligations of a Participant with respect to any Award previously granted except as reasonably required for compliance with Rule 16b-3 under the Exchange Act or with the provisions of the Code and other applicable rules and regulations thereunder governing incentive stock options.

14.    Modification, Extension and Renewal of Options and Rights

Subject to the terms and conditions and within the limitations of the Plan, the Board may modify, extend or renew outstanding Awards; provided, however, that no Option or Right shall be repriced, whether by the reduction of the Option Price (or the Fair Market Value per Share on the Date of Grant in the case of a Right that is not a Related Right) or by the cancellation of an Option or Right and the issuance of a substitute Option or Right with a lower Exercise Price (or the Fair Market Value per Share on the Date of Grant in the case of a Right that is not a Related Right).

15.    Term of the Plan

Unless sooner terminated by the Board pursuant to Article 13, the Plan shall terminate on the date ten years after its original adoption by the Board, and no Awards may be granted or awarded after termination.  The termination shall not affect the validity of any Award outstanding on the date of termination.

16.    Indemnification of Board

In addition to any other indemnification rights they may have as directors, the members of the Board shall be indemnified by the Corporation against the reasonable expenses, including attorneys' fees, actually incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Award granted hereunder, and against all amounts reasonably paid by them in settlement thereof or paid by them  in satisfaction of a judgment in any such action, suit or proceeding, if such members acted in good faith and in a manner which they believed to be in, and not opposed to, the best interests of the Corporation.

17.    General Provisions

17.1               The establishment of the Plan shall not confer upon any director, officer, other employee, consultant, vendor or advisor of the Corporation any legal or equitable right against the Corporation, any Subsidiary or the Board, except as expressly provided in the Plan.

17.2               The Plan does not constitute inducement or consideration for the employment of officer or other employee of the Corporation, nor is it a contract between the Corporation or any Subsidiary and any director, officer, other employee, consultant or advisor of the Corporation.  Participation in the Plan shall not give a director, officer, other employee, consultant, vendor or advisor of the Corporation any right to be retained in the service of the Corporation or any Subsidiary.

17.3               The interests under the Plan of any Participant under the Plan are not subject to the claims of creditors and may not, in any way, be assigned, alienated or encumbered.

17.4               The Plan shall be governed, construed and administered in accordance with the laws of the state of Delaware and the intention of the Corporation that Incentive Stock Options granted under the Plan qualify under Section 422 of the Code.

IN TESTIMONY WHEREOF, Hemispherx Biopharma, Inc. has caused this Plan, as amended and restated, to be executed in its name by its duly authorized officer effective the __day of September, 2015.

HEMISPHERX BIOPHARMA, INC.

By:______________________________

Its:____________________________